UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☒	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

NEWSTAR FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Timothy J. Conway

Chairman of the Board

and Chief Executive Officer

December [—], 2008

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of NewStar Financial, Inc., which will be held on January [—], 2009, at 10:00 a.m. at the offices of Edwards Angell Palmer & Dodge LLP at 111 Huntington Avenue, 20th Floor, Boston, MA 02199.

Our Board of Directors has fixed the close of business on December 8, 2008, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof.

The matter to be considered and voted on at the Special Meeting is set forth in the Proxy Statement. All stockholders are encouraged to carefully review the Proxy Statement and attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, we hope you will vote as soon as possible. If you cannot attend the Special Meeting in person, please be sure to sign, date and return the enclosed proxy card in the accompanying reply envelope so that your shares will be represented at the Special Meeting. Returning your proxy card does not deprive you of your right to attend the Special Meeting and vote your shares in person.

Thank you for your continued support.

Cordially,

Timothy J. Conway

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m., Eastern Standard Time, on January [—], 2009.

Place:	The offices of Edwards Angell Palmer & Dodge LLP at 111 Huntington Avenue, 20th Floor, Boston, Massachusetts.

Item of Business:	To consider and approve the Amended and Restated 2006 Incentive Plan (the “Plan”).

Adjournments and Postponements:

The item of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of NewStar Financial, Inc. as of the close of business on December 8, 2008, the record date for the Special Meeting.

Meeting Admission:	You are entitled to attend the Special Meeting only if you were a NewStar Financial stockholder as of the close of business on the record date or hold a valid proxy for the Special Meeting. You should be prepared to present photo identification for admittance to the Special Meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement dated on or prior to December 8, 2008 a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting.

Voting:	Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read this Proxy Statement and submit your proxy card or voting instructions as soon as possible. You may submit your proxy card or voting instructions by completing, signing, dating and returning your proxy card or voting instruction card in the pre-addressed envelope provided, or by following the instructions on your proxy card. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of this Proxy Statement.

By order of the Board of Directors,

Robert K. Brown

Secretary

Dated: December [—], 2008

NEWSTAR FINANCIAL, INC.

PROXY STATEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY [—], 2009

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE SPECIAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?

A:	The compensation committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of NewStar Financial, Inc., a Delaware corporation (which may be referred to in this proxy statement as “NewStar” or the “Company”) is providing these proxy materials to you in connection with a special meeting of our stockholders (the “Special Meeting”), which will take place on January [—], 2009. As a stockholder, you are invited to attend the Special Meeting and are entitled and requested to vote on the item of business described in this proxy statement (the “Proxy Statement”). This Proxy Statement and accompanying proxy card or voting instruction card are being mailed on or about December [—], 2008 to all holders of our common stock, par value $0.01 per share (the “Common Stock”) entitled to vote at the Special Meeting.

Q:	What information is contained in this Proxy Statement?

A:	The information included in this Proxy Statement relates to the proposal to be voted on at the Special Meeting, the voting process, beneficial ownership of the Company, and certain other required information. It is important to note that that the compensation information contained in this Proxy Statement is for the fiscal years ending on December 31st of 2006 and 2007.

Q:	What items of business will be voted on at the Special Meeting?

A:	The sole item of business scheduled to be voted on at the Special Meeting is the approval of the Company’s Amended and Restated 2006 Incentive Plan (the “Plan”).

Q:	Why is the Company seeking stockholder approval for the Plan?

A:	The Compensation Committee has approved the amendment and restatement of the Plan to (i) increase the number of shares available for awards under the Plan from 2,346,970 to 6,900,000 and (ii) make certain revisions to the Plan so that it is compliant with Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code’). Under the terms of the existing 2006 Incentive Plan, stockholder approval must be obtained for any amendment to the Plan that increases the limits on the maximum number of shares that may be issued under the Plan.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares “FOR” the Proposal.

Q:	Why is the Board in favor of the Proposal?

A:	Our Compensation Committee recommends approving the Plan because they believe that it is advisable for us to increase the shares of Common Stock available for issuance under the existing plan to allow us to continue to provide Awards (as defined in the Proposal) to our officers, independent directors and employees, motivate their performance by granting them an equity stake in the Company, foster employee retention by granting Awards that are subject to vesting, where applicable, and provide an incentive for them to achieve long-range performance goals to the extent that they retain the equity granted under the Plan.

In addition, our Compensation Committee recommends approving the Plan so that certain Awards under the Plan will be performance-based Awards intended to qualify for the performance-based compensation exception under Section 162(m).

Q:	Who is entitled to vote at the Special Meeting?

A:	Only stockholders of record at the close of business on December 8, 2008 are entitled to vote at the Special Meeting. We refer to this date as our “Record Date.” On the Record Date [—] shares of our Common Stock were issued and outstanding. Each other outstanding share of our Common Stock on the Record Date will be entitled to one vote on the matter considered at the Special Meeting.

You may vote all shares of the Company’s Common Stock owned by you as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

Q:	What happens if the Proposal is not approved?

A:	If the Proposal is not approved, the Plan will not be amended and no additional shares will be available for award under the Plan.

Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by NewStar Financial, Inc. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Special Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Special Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Special Meeting. Your broker, trustee or nominee has enclosed or has previously provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I vote?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting.

You may vote by mail: If you are a stockholder of record of our Common Stock, you may submit your proxy by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. If you are a stockholder who holds shares beneficially in street name, you may vote by mail by completing, signing and dating the enclosed voting instruction card provided by your broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

You may vote in person at the Special Meeting: Shares held in your name as the stockholder of record may be voted in person at the Special Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

Q:	How are my votes cast when I return a proxy card?

A:	When you sign the proxy card, you appoint Timothy J. Conway, our Chief Executive Officer, and John K. Bray, our Chief Financial Officer, as your representatives at the Special Meeting. Messrs. Conway and Bray will vote your shares at the Special Meeting as you have instructed them on the proxy card. If no instructions are given, your shares will be voted “FOR” the Proposal. Messrs. Conway and Bray are also entitled to appoint a substitute to act on their behalf.

Q:	Can I change my vote?

A:	Yes. You may change your vote at any time prior to the vote at the Special Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to Robert K. Brown, our Secretary, prior to your shares being voted, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or if you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Special Meeting and voting in person.

Q:	How can I attend the Special Meeting?

A:	You are entitled to attend the Special Meeting only if you were a stockholder or joint holder of our Common Stock as of the close of business on the Record Date or if you hold a valid proxy for the Special Meeting. You should be prepared to present photo identification for admittance to the Special Meeting. A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting and for a period of ten days prior to the Special Meeting, during regular business hours, at our principal executive office, which is located at 500 Boylston St., Suite 1600, Boston, MA 02116.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated on or prior to December 8, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting.

The Special Meeting will begin promptly at 10:00 a.m., Eastern Standard Time. Check-in will begin at 9:00 a.m., Eastern Standard Time, and you should allow ample time for the check-in procedures.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative of the Company.

Q:	How many shares must be present or represented to conduct business at the Special Meeting?

A:	The quorum requirement for holding the Special Meeting and transacting business is the presence in person or by proxy of holders of a majority of the shares of our Common Stock entitled to vote at the Special Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	What if a quorum is not present at the Special Meeting?

A:	If a quorum is not present or represented at the Special Meeting, the meeting may be adjourned, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented at the meeting, but no other business shall be transacted at the Special Meeting. The time and place of the adjourned meeting will be announced at the time the adjournment is taken at the Special Meeting and no other notice will be given, unless the adjournment is for more than 30 days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:	How are votes counted?

A:	You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you vote to “ABSTAIN” such abstention will have the same effect as vote against the proposal. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted “FOR” the Proposal.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of the matter being voted on at the meeting, assuming that a quorum is obtained.

Q:	What vote is required to approve the Proposal?

A:	The affirmative vote of a majority of the total votes cast on the Proposal is required for approval of the Proposal.

Q:	What happens if additional matters are presented at the Special Meeting?

A:	Our by-laws provide that business transacted at a special meeting of stockholders be limited to matters relating to the purpose or purposes stated in the notice of meeting, and accordingly, no matters other than the Proposal will be considered at the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:	NewStar is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. We will also furnish copies of these proxy materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others so that they can forward the materials to these beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding these proxy materials to the beneficial owners.

Q:	Who can help answer my questions?

A:	If you have any questions about the Special Meeting or how to vote or revoke your proxy, you should contact Robert K. Brown, our corporate secretary, at (617) 848-2500.

PROPOSAL

APPROVAL OF THE AMENDED AND RESTATED 2006 INCENTIVE PLAN

We are asking our stockholders to consider and approve the Amended and Restated 2006 Incentive Plan.

2006 Incentive Plan

The Board adopted the existing NewStar Financial, Inc. 2006 Incentive Plan on November 16, 2006, and the existing plan was approved by the Company’ stockholders on December 13, 2006. The Plan is intended to provide incentives that will attract, retain and motivate highly competent persons as independent directors, officers and employees of, and consultants and advisors to, us and our subsidiaries, by granting them stock options, stock appreciation rights, restricted stock, restricted stock units, stock payments, dividend equivalents, deferred stock, performance awards and cash awards pursuant to Awards (as defined in the section titled “Types of Awards” below).

Reasons for the Changes to the Plan

The primary reasons that we are amending and restating the existing plan are to:

•	add 4,553,030 shares of our Common Stock to the reserve of shares available for issuance under the Plan; and

•	make certain revisions to the existing plan so that the Plan is compliant with Section 162(m).

Increase in the Number of Shares Available for Issuance under the Plan. Our Compensation Committee recommends approving the Plan because they believe that it is advisable for us to increase the shares of Common Stock available for issuance under the existing plan to allow us to continue to provide Awards to our officers, independent directors and employees, motivate their performance by granting them an equity stake in the Company, foster employee retention by granting Awards that are subject to vesting, where applicable, and provide an incentive for them to achieve long-range performance goals to the extent that they retain the equity granted under the Plan. As of December 1, 2008 the total number of shares available for issuance under the existing plan was only 617,987 shares.

Revisions to Comply with Section 162(m). We are currently in the transition relief period provided to newly-public companies and are not required to comply with Section 162(m). Our Compensation Committee recommends approving the Plan so that certain Awards under the Plan will be performance-based Awards intended to qualify for the performance-based compensation exception under Section 162(m). Accordingly, if the amendment and restatement of the existing plan is approved by our stockholders, the Compensation Committee may condition an Award upon the achievement of an objectively determinable performance goal. Additionally, the Plan would provide for the following limitations on individual grants in order to comply with Section 162(m):

•	No participant may receive in any calendar year Awards covering more than 6,900,000 shares; and

•	For performance-based Awards under the Plan, no individual may receive more than $4,000,000 in any 12 month period.

The description below summarizes the material provisions of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, as amended and restated, which is marked to show the proposed changes and attached as Annex A to this Proxy Statement.

Shares Available

If the Plan is approved the aggregate number of such shares of Common Stock that may be issued upon exercise of options or stock appreciation rights or other Awards under the Plan will be 6,900,000 shares, subject to adjustment as provided in the Plan. If the Plan is approved, the maximum number of shares of Common Stock that may be issued pursuant to incentive stock options under the Plan will be 6,000,000 shares. The shares of Common Stock issuable upon exercise of options or other Awards or upon grant of any other Award may be either previously authorized but unissued shares or treasury shares. Any shares of Common Stock related to Awards under the Plan that are not issued or are no longer issuable will be available again for grant under the Plan. Moreover, if the exercise price of any option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan is satisfied by tendering shares of Common Stock to us, such tendered shares of Common Stock will again be available for grant under the Plan. Furthermore, if a stock appreciation right is exercised and settled in shares of Common Stock, only the number of shares of Common Stock issued upon exercise of a stock appreciation right are counted against the shares available.

Administration

The Plan is administered by the Compensation Committee, which is comprised of three directors who are “outside directors” as defined under Section 162(m). In addition, to be considered independent, directors must meet, and our independent director do meet, the independence requirements of Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board may at any time and from time to time exercise any and all rights and duties of the Compensation Committee under the Plan except with respect to matters which under Rule 16b-3 of the Exchange Act or Section 162(m), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Compensation Committee.

Eligibility for Participation

Officers, independent directors and employees of, and consultants and advisors to, us or any of our subsidiaries are eligible to participate in the Plan. As of December 1, 2008 we had approximately 94 employees and 6 independent directors eligible to participate in the existing plan.

Types of Awards

The Plan provides for the grant of any or all of the following types of awards (“Awards”):

•	stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	stock payments;

•	dividend equivalents;

•	deferred stock;

•	performance awards; and

•	cash awards.

Under the Plan, the Compensation Committee may grant options to purchase shares of Common Stock. Stock options may either be incentive stock options, or ISOs, or non-qualified stock options. ISOs may only be granted to officers and employees. The Compensation Committee will, with regard to each stock option, determine the number of shares subject to the stock option, the manner and time of exercise, vesting schedule, and the exercise price. The exercise price of each such option will not be less than 100% of the fair market value of the Common Stock on the date of the grant.

Under the Plan, the Compensation Committee may also grant restricted stock awards or restricted stock units. The Compensation Committee will determine the purchase price, if any, and the form of payment for the restricted stock or restricted stock units. Such grants may be subject to such terms and conditions as the Compensation Committee determines is appropriate.

Under the Plan, the Compensation Committee may also grant stock appreciation rights, or SARs. An SAR is a right to receive any excess in value of shares of Common Stock over the exercise price, provided that such exercise price will not be less than 100% of the fair market value of a share of Common Stock on the date the right is granted as determined by the Compensation Committee. Such grants may be subject to such terms and conditions as the Compensation Committee determines is appropriate.

Under the Plan, the Compensation Committee may also grant stock payments, dividend equivalent rights, deferred stock and other stock-based awards. Such grants may be subject to such terms and conditions as the Compensation Committee determines is appropriate.

Performance-Based Awards

The right of a participant to exercise or receive an Award may be subject to performance conditions specified by the Compensation Committee. The Compensation Committee may use such business criteria and other performance measures as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions. Performance goals will be based upon a variety of financial metrics, business metrics and market metrics and material corporate events as determined by the Compensation Committee from time to time, including the achievement of an objectively determinable performance goal. Under the Plan such performance goals may include:

•	sales;

•	revenues;

•	assets;

•	expenses;

•	earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization;

•	return on equity, investment, capital or assets;

•	one or more operating ratios;

•	borrowing levels, leverage ratios or credit rating;

•	market share;

•	capital expenditures;

•	cash flow;

•	stock price;

•	stockholder return;

•	sales of particular products or services;

•	customer acquisition or retention;

•	acquisitions and divestitures (in whole or in part);

•	joint ventures and strategic alliances;

•	spin-offs and split-ups;

•	reorganizations; or

•	recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

Under the Plan, the Compensation Committee may grant cash bonus, stock bonus or other performance or incentive awards that are paid in cash, Common Stock or a combination of both (“Performance Awards”). The Compensation Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended to so qualify.

Parachute Limitations

If the recipient of an Award is a “disqualified individual,” as defined in section 280G(c) of the Code, any Award held by that person and any right to receive any payment or other benefit under the Plan will not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the participant under the Plan or any other agreement or arrangement would cause any payment or benefit to the participant under the Plan to be considered a “parachute payment” within the meaning of section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the participant from the Company or any other agreement or arrangement would be less than the maximum after-tax amount that could be received by the participant without causing any such payment or benefit to be considered a Parachute Payment. In that event the recipient will have the right, in the recipient’s sole discretion, to designate those rights, payments, or benefits that should be reduced or eliminated so as to avoid having the payment or benefit under the Plan be deemed to be a Parachute Payment.

Change in Control

In the event of any change in control, the Board may (i) accelerate the exercisability of any outstanding stock options and SARs (and terminate the restrictions applicable to restricted stock units and any shares of restricted stock), (ii) provide that any outstanding stock options and SARs must be exercised within a specified period or it will terminate, (iii) cause the surviving entity to grant replacement awards, (iv) terminate any outstanding Awards and make such payments as the Board determines to be appropriate, and/or (v) repurchase (or cause the surviving entity to purchase) any shares of restricted stock for such amounts as the Board determines to be appropriate.

Deferred Compensation

The Compensation Committee may amend the Plan or applicable Award Agreement or provide a substitute Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, remains exempt from, or complies with, the requirements applicable to deferred compensation under Section 409A of the Code, and the Compensation Committee may take no action that would cause an Award to be treated as, or no longer comply with the requirements applicable to, deferred compensation within the meaning of Section 409A of the Code.

Other Terms of Awards

The Awards are generally not transferable other than by will or the laws of descent. The Plan does not prevent the designation of a beneficiary to exercise any option or other right or Award (or any portion thereof) granted under the Plan after the participant’s death. After the death of the participant, any exercisable portion of an option or other Award may be exercised by the participant’s personal representative or by any person empowered to do so under a beneficiary designation, under a will or under the then applicable laws of descent and distribution (subject to the terms of the option or other Award).

The Plan will terminate on the 10th anniversary of the Board’s adoption of the Plan. The Plan may be amended, suspended or terminated at any time by the Compensation Committee. However, the Compensation Committee may not increase the aggregate amount of shares of Common Stock that may be issued under the Plan without stockholder approval. Such amendments, suspensions or terminations will not affect an existing Award unless the Award expressly so provides.

The Plan contains provisions for equitable adjustment of Awards in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, combination or other similar events.

Certain Federal Income Tax Consequences

The statements in the following paragraphs describe the principal federal income tax consequences of certain Awards. The law is technical and complex, and the discussion below represents only a general summary. Due to the complexity of the applicable provisions of the Code, the following sets forth only general tax principles affecting Awards which may be granted under the Plan. The general tax principles discussed below are subject to changes that may be brought about by future legislation or by regulations and administrative rulings, which may be applied on a retroactive basis. Participants receiving Awards may be subject to state or local income taxes and should refer to the applicable laws in those jurisdictions. Each person receiving an Award should consult his or her own tax counsel on questions regarding tax liability upon the receipt or exercise of such Award or the subsequent disposition of shares received pursuant to the Award or upon exercise thereof.

Incentive Stock Options. ISOs granted under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.”

An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal “alternative minimum tax,” which depends on the employee’s particular tax situation, does not apply, and (ii) the employee is employed by us from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO, after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption “Non-Qualified Stock Options.”

Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the “applicable holding period”), the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period—thereby making a “disqualifying disposition”—the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee’s ordinary income therefrom would be limited to the gain (if any) realized on the sale.

We will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, we generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee.

Non-Qualified Stock Options. Non-qualified stock options, or NSOs, granted under the Plan are options that do not qualify as ISOs. An employee who receives an NSO will not recognize any taxable income upon the grant of such NSO. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price.

The ordinary income recognized with respect to the receipt of shares upon exercise of an NSO will be subject to both wage withholding and other employment taxes.

A federal income tax deduction generally will be allowed to us in an amount equal to the ordinary income included by the individual with respect to his or her NSO.

Restricted Stock. At the end of the restricted period, the holder of restricted stock will be able to sell, exchange or otherwise dispose of the shares issued in connection with the award. If the holder has not made a Section 83(b) election as described below, the holder will recognize ordinary income equal to the fair market value of the shares at the time the restrictions lapse minus the purchase price of shares paid by the holder. The holder will have a basis in the shares received equal to their fair market value at the time the holder recognizes ordinary income as a result of the lapse of the restrictions. Any additional gain recognized on a subsequent sale or exchange of the shares will not be ordinary income but will qualify as a capital gain. The holding period for shares acquired in connection with a restricted stock award, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, depending upon whether the holding period is more or less than one year, will begin when the holder recognizes ordinary income.

Section 83(b) of the Code also provides that a holder may elect, not later than 30 days after the date the restricted stock is originally transferred, to include as ordinary income the fair market value of the shares at the time of transfer of such shares (minus the purchase price, if any). In that case, the holder’s basis in the shares will equal its fair market value at such time. Any future appreciation in the fair market value of the shares will be a capital gain as described above. If the shares are subsequently forfeited under the terms of the restricted stock, the holder will not be allowed an ordinary income tax deduction with respect to such forfeiture.

Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that the holder recognizes in ordinary income in connection with an award of restricted stock, and in the same year as the holder recognizes such income.

Dividends, if any, received by the holder before the end of the restricted period will be taxed as ordinary income to the holder and also will be deductible by us subject to the foregoing general rules concerning deductibility of compensation. However, in the event of an election by the holder under Section 83(b) of the Code, dividends, if any, will be treated as dividend income to the holder an non-deductible to us.

Change of Control. In general, if the total amount of payments to certain individuals that are contingent upon a “change of control” of a corporation (as determined for purposes of Section 280G of the Code), including the value attributed to the acceleration of vesting on Awards under the Plan, equals or exceeds three times the individual’s “base amount” (generally, such individual’s average annual compensation for the five calendar years preceding the year in which the change of control occurs or, if such individual has been employed for fewer than five calendar years, the number of years of employment prior to the year in which the change of control occurs), then, subject to certain exceptions, such compensation exceeding the base amount may be treated as “excess parachute payments” under Section 280G of the Code. Excess parachute payments are subject to a 20% excise tax to the individual and would be non-deductible to us.

Deferred Compensation. Although the Plan is generally designed as an incentive and not a deferred compensation plan, depending on the terms and conditions and type of Award, some of these Awards may be considered to involve deferred compensation arrangements that are subject to the requirements of Section 409A of the Code. Section 409A may modify the tax treatment of existing and future Awards under the Plan and may require conforming changes in the Plan and/or Awards, including Awards already made under the Plan, to satisfy these tax requirements. The general tax principles described above for Awards do not reflect the requirements of Section 409A of the Code and the regulations thereunder. Failure of deferred compensation arrangements to comply with the requirements of Section 409A can subject the recipient of the deferred compensation (but not us) to income tax at an earlier time than provided by pre-existing tax law and/or to a 20% penalty tax (in addition to normal income tax levies).

Interests of Officers and Directors

Our officers and independent directors are eligible to receive Awards under the existing plan, have received Awards under the existing plan in the past and will be eligible to receive Awards under the Plan in the future. As described in more detail above, the amounts of any Awards under the Plan are within the Compensation Committee’s discretion.

Quorum and Voting Requirements

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. On the Record Date, we had [—] shares of Common Stock issued and outstanding. Accordingly, a total of at least [—] shares of our Common Stock must be present at the Special Meeting in person or by proxy to constitute a quorum.

At the Special Meeting, the affirmative vote of a majority of the total votes cast on the Proposal is required for approval of the Proposal.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights or other similar rights in connection with the approval of the Plan.

New Plan Benefits

If the Plan is approved, the Compensation Committee will be able to grant Awards to eligible participants at its discretion. Consequently, with the exception noted below, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the Plan. As of the date of this Proxy Statement, the Compensation Committee has not granted any Awards that are contingent upon stockholder approval of the Plan.

In May 2008 the Compensation Committee adopted a proposal to grant to each individual who may thereafter become a non-employee director of the Company, automatically upon his or her election or reelection to a one-year term as a non-employee director of the Company at the Annual Meeting of Stockholders (commencing with the 2008 Annual Meeting of Stockholders) non-qualified stock options and restricted stock. Each such qualifying director will be awarded non-qualified stock options to purchase (i) 5,000 shares of Common Stock, and (ii) non-qualified stock options to purchase an additional 10,000 shares of Common Stock if such director is also appointed to serve as the Chair of a committee of the Board at a price per share equal to the closing price on the grant date. Each such qualifying director will also be awarded 5,000 shares of restricted Common Stock. Under this standing resolution, each non-employee director who is elected or reelected as a director will be granted such Awards. The following table illustrates the total amount of such Awards that will be granted annually upon such election or reelection (assuming that the number of non-employee directors on the Board remains constant), but omits the value of the Awards because such value is based on the closing price of our Common Stock on the date of grant and, therefore, is not presently determinable:

New Plan Benefits

Name and Position	Non-qualified Stock Options	Restricted Stock
Non-Executive Director Group	70,000 shares	30,000 shares

Plan Information

The number of shares of Common Stock issuable upon exercise of outstanding options granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance under the existing plan at December 31, 2007 is summarized in the following table:

Plan category	(a) Number of shares to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of additional shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	666,250	$14.63	1,680,720
Equity compensation plans not approved by stockholders	—	—	—
Total	666,250	$14.63	1,680,720

The table above does not reflect any Awards made to our eligible employees or non-employee directors in fiscal year 2008. As of December 1, 2008, the total number of additional shares remaining available for future issuance under the existing Plan was only 617,987 shares.

Principal Effects of Approval or Non-Approval of the Proposal

While the Compensation Committee has approved the Plan, and has resolved that the amendment and restatement of the existing plan is in our best interest and the best interest of our stockholders, our stockholders should consider the information contained in the Proxy Statement in evaluating the Proposal. If our stockholders approve the Proposal, we will adopt the Plan. If our stockholders do not approve the Proposal, we will not adopt the Plan and we will not increase the number of shares available for award under the existing plan or make the changes to the existing plan to make the existing plan compliant with Section 162(m).

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the Proposal. Proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise in the proxy.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

It is important to note that that the compensation information contained in this Proxy Statement is for the fiscal years ending on December 31st of 2006 and 2007.

Executive Compensation Philosophy

As a high-growth firm operating in an extremely competitive market, the Company believes its success is highly correlated to its ability to continue to attract and retain top-tier talent. The Company believes that executive compensation should enable the Company to attract, motivate, reward and retain superior management talent and should reflect the following core principles:

•	Executive compensation should be externally competitive within the industries in which the Company competes for talent.

•

Executive compensation should emphasize pay for performance and be based on results at the Company, line of business and individual levels. As such, significant portions of total compensation are designed to be variable based on performance and results.

•	Executive compensation should support the achievement of specific strategic and business objectives and closely align the interests of executive officers with those of shareholders over the long-term.

The following discussion addresses the Company’s executive compensation program generally, with particular focus on the executive officers whose compensation for 2007 is shown in the Summary Compensation Table below (the “named executive officers”).

Comparable Market Analysis

In June of 2007, the Compensation Committee engaged Towers Perrin as its compensation consultant. As a result of this engagement, the Compensation Committee requested that Towers Perrin conduct a comprehensive executive compensation program assessment, assist management in establishing a formal executive compensation philosophy, and evaluate whether the company’s executive compensation programs and corresponding pay levels were aligned with the organization’s compensation philosophy within the competitive market. This study included:

•	Identification of the compensation comparator peer group;

•

A competitive market assessment of executive compensation levels for the Company’s top twelve executive positions, based on the results of a formal benchmarking survey conducted through McLagan Partners, and supplemented with other financial services survey sources, as well as publicly available information; and

•	An evaluation of the Company’s current compensation program design against industry best practice.

The results of this assessment were completed late in 2007 for use by the Compensation Committee in determining executive compensation beginning in fiscal 2008. This assessment did not affect the structure of executive compensation for 2007, which was determined early in 2007, or the ultimate incentive payments made in early 2008 based on performance in fiscal 2007. Competitive market rates for executive positions were determined for 2007 based in part on information gathered during the recruiting process, as well as other publicly available information.

Elements of Executive Compensation

The following chart details the current executive compensation program:

	Compensation Component	Description	Strategic Rationale

Base Salary	Base salary	Stable component of compensation based on competitive environment and experience in executive role.	• Consistent with market practice.

Short-Term Incentives	Annual Incentive	Variable annual compensation tied to established Company, Line of Business and Individual goals and objectives.	• Consistent with market practice. • Provides incentive for achievement of objectives. • Provides variable component of pay closely linked to Company performance.

Long-Term Incentives	Stock Option Awards	Grants of options to purchase shares at a specified price, which rewards share price appreciation.	• Focus executive officers on value creation and increasing shareholder value over long-term. • Promotes long-term retention. • Align executive officers with shareholders.

Stock Ownership Requirements

To complement the long-term incentive
program, the Company requires its executive
officers to hold a percentage of equity grants.
Certain executives, including all of our named
executive officers, are required to hold at least
25% of their net vested equity holdings during
the term of their employment with the Company.
In connection with the Company’s Initial Public
Offering, this hold requirement was increased to
90% for the one-year period following the
June 14, 2007 expiration of the Underwriters
Lock-Up. Any shares purchased outside of the
Company’s Equity Compensation Program are
not subject to any lock-up restrictions.

• Fosters long-term stock ownership, and focuses executive officers on long- term performance.

Benefits	Retirement Benefits	Executive officers participate in employee benefit plans that are generally available to all employees of the Company, including 401(k) savings and tax-qualified retirement plans.	• Consistent with market practice. • Consistent with the programs provided to all employees.

Welfare Benefits

Executive officers participate in employee benefit plans that are generally available to all employees of the Company, including medical, health, life insurance and disability plans. Upon retirement, executive officers are eligible to participate in Company-sponsored healthcare plans at their sole expense.

• Consistent with market practice. • Consistent with the programs provided to all employees.

	Compensation Component	Description	Strategic Rationale

Perquisites	Additional Benefits and Perquisites	We attempt to minimize the use of additional
executive officer benefits or perquisites. The only
on-going perquisite provided to executive officers
is reimbursement of office parking in selected
		geographies.	• Parking is provided in select locations in order to be market-competitive when recruiting talent. Parking is subsidized in these locations at some level for all employees.

Employment Agreements	Employment Agreements	The Company entered into employment agreements with each named executive officer in December 2006. These agreements specify the terms of employment and provide severance pay in the event of certain terminations of employment, including a change-in-control. Severance arrangements are subject to non-compete and non-solicitation provisions. For additional detail, please refer to the sections entitled, “Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control” below.

•   Employment agreements provide for market-competitive severance in the event of involuntary termination without cause. Restrictive covenants prevent against direct competition and solicitation of talent.

•   Change-in-control arrangements are intended to align executive officers and shareholders in the event of a potential change-in-control, and to provide continuity of management during a transition. Restrictive covenants prevent against direct competition and solicitation of talent.

Base Salary

Base salaries represent the fixed component of each executive officer’s compensation and are determined primarily by:

•	Level of responsibility associated with the position/title;

•	Experience and tenure in the position; and

•	Balance of fixed versus variable compensation.

The following chart sets forth base salary as a percentage of total target cash compensation and illustrates that base salary is set with the intention that base salary will not represent the largest part of a named executive officer’s total cash compensation.

	Base Salary as % of Total 2007 Target Cash Compensation Package
	Mr. Conway	Mr. Bray	Mr. Schmidt-Fellner	Mr. Burnaman	Mr. Dobies	Mr. Shoyer
Executive Salary	26%	33%	28%	30%	30%	30%

The Compensation Committee reviews the base salaries for the named executive officers on a regular basis (at least annually). The base salaries of Messrs. Conway, Schmidt-Fellner, Burnaman, and Bray did not change in 2007. The base salaries of Messrs. Shoyer and Dobies were increased from $250,000 to $300,000 on May 15, 2007. This increase was awarded to Mr. Shoyer and Mr. Dobies due to significant increases in their responsibilities as co-Heads of the Middle Market Origination team and their increased role in the operation of the business during the course of 2006 and 2007.

Incentive Compensation Program

Principles and Philosophy

In accordance with the Company’s belief that executive compensation should emphasize pay for performance, significant portions of total compensation are designed to be variable based on performance. The bonus plan is based on achievement of specific business goals and rewards performance at the Company, line of business and individual level.

The first step in the bonus process is the establishment of Company goals and objectives for each fiscal year. The Board and its various committees, based on input from management, establishes an operating plan for the year that contains both quantitative and qualitative goals and objectives. These goals and objectives include adjusted earnings, growth and return measures and the credit quality of the portfolio. Performance measures are then established for each executive officer. These objectives support the achievement of the Company’s annual plan. Performance goals include company, line of business and individual goals, and are weighted by position as illustrated in the chart below. The emphasis placed on the achievement of business line and individual goals is higher for executive officers with production responsibilities while there is a higher emphasis placed on Company performance for those executive officers with primarily corporate responsibilities.

	% of Bonus Weighting
	Mr. Conway	Mr. Bray	Mr. Schmidt-Fellner	Mr. Burnaman	Mr. Dobies	Mr. Shoyer
Performance Goals
NewStar (Corporate)	75%	75%	75%	33.3%	33.3%	33.3%
Line of Business	—	—	—	33.3%	33.3%	33.3%
Individual	25%	25%	25%	33.3%	33.3%	33.3%

Establishing Incentive Compensation Targets

The target bonus pool is established by the Compensation Committee early in the year by determining an appropriate payout ratio of incentive compensation as a percentage of corporate pre-tax, pre-incentive adjusted earnings. The payout ratio represents a balance which enables the Company to attract, motivate, reward and retain superior management talent while providing for an appropriate level of shareholder return. Individual incentive compensation targets for executive officers are then determined based on a number of factors including the size of the overall pool (the “budget”), the individual’s position, and an assessment of the relative aggressiveness of plan objectives. The goal is to establish targets that reward, retain and motivate top performers while driving profitability within the Company’s business plan.

The 2007 incentive compensation targets for the named executive officers are detailed below.

	2007 Target Bonus ($) Opportunity
	Mr. Conway	Mr. Bray	Mr. Schmidt-Fellner	Mr. Burnaman	Mr. Dobies	Mr. Shoyer
Executive Bonus	1,100,000	600,000	1,000,000	700,000	700,000	700,000

Measurement of performance against targets and allocation of incentive compensation pool

In January 2007, the Compensation Committee established target corporate pre-tax, pre-incentive adjusted earnings of $72.9 million, which the Compensation Committee considered an aggressive but attainable growth goal for the Company at that time. The bonus payout ratio for the named executive officers as a percentage of that target was then set at 6.6% or $4.8 million. The Compensation Committee felt that this 6.6% ratio represented a balance between management and shareholder return in light of the Company’s relatively early development stage.

At the end of the year, the Compensation Committee discusses the performance of the Company and reviews the performance and compensation of each of the named executive officers. The CEO provides the Compensation Committee with a detailed performance assessment and compensation recommendation for each named executive officer (other than himself). The assessment includes a summary of how the Company performed against the stated plan objectives, and how each named executive officer performed against the agreed upon qualitative and quantitative goals and objectives such as origination volume, fee income, and credit measures as well as strategic growth and marketing initiatives. The recommendations are then considered by the Compensation Committee and in turn, discussed in executive session with the other independent directors of the Board. With respect to the CEO, the independent directors of the Compensation Committee meet in executive session under the direction of the Compensation Committee Chairman to conduct a performance review of the CEO based on his performance against the agreed-upon objectives, contribution to the Company’s performance and other growth and/or leadership accomplishments. The Compensation Committee then presents their recommendation for CEO pay to the other independent Directors of the Board. The CEO and/or the Head of Human Resources generally attend Compensation Committee meetings but are not present for the executive sessions or for any discussion of their own compensation.

In determining 2007 executive incentive compensation, the Compensation Committee considered the Company’s 88% achievement to plan resulting from actual pre-tax, pre-incentive adjusted earnings for fiscal 2007 of $64.1 million; the successful completion of a $125 million private placement of the Company’s Common Stock; and the efforts of the executive management team in managing the Company through deteriorating market conditions in the latter part of 2007. In making its determination the Compensation Committee weighed the Company’s performance relative to the plan and the significant reduction in the Company’s stock price during the course of the year against the goals of retention and motivation of a top-tier management team. The Compensation Committee also considered the relative weighting for each named executive officer of the Company, line of business and individual performance goals as detailed in the chart above. With respect to Messrs. Conway, Schmidt-Fellner and Bray, the Compensation Committee focused consideration on the overall performance of the Company including capital raising initiatives, management of liquidity levels during the year, earnings and the overall credit quality of the Company’s portfolio. With respect to Messrs. Dobies and Shoyer, individual and line of business production levels related to origination volume and generation of fee income were also taken into consideration. Mr. Burnaman was paid severance in accordance with his separation agreement as detailed below. The Compensation Committee did not apply a formula or assign these performance measures relative weights. Instead, the Compensation Committee made a determination after considering such measures collectively. Based on this assessment, the Compensation Committee approved 6.4% of pre-tax, pre-incentive earnings ($4.1 million) be paid to the named executive officers in accordance with the terms and conditions of the Company’s 2006 Incentive Plan as detailed in the Summary Compensation Table below. This level of payout constituted a 14% decrease in the target incentive bonus pool for the named executive officers and a 23% decrease as compared to 2006 actual bonus payments received.

Equity Incentives

The Company believes that equity ownership is a critical component of executive compensation as it aligns management and shareholder interests, focuses executive officers on increasing franchise value over the long-term and promotes long-term retention. All of the named executive officers are eligible for annual equity awards. Due to the timing of the performance assessments, the Company’s annual granting practices and a review of the equity grants made to the named executive officers in conjunction with the Company’s IPO in December 2006, no equity awards were made to the named executive officers in 2007.

Stock Ownership Requirements

Upon consummation of our Initial Public Offering in December 2006, each executive officer entered into a stock ownership agreement whereby the executive officer agreed that for a period of one year following any underwriters’ lock-up imposed in connection with the IPO he would hold 90% of his transferable incentive equity (all vested options and shares of restricted stock that are no longer subject to forfeiture) and after such time and for a period of one year following termination of employment, he would hold 25% of his transferable incentive equity. If, during the one year following termination, he were to violate the covenant not to compete with the Company, the amount of transferable stock that he is then obligated to hold would be forfeited. The lock-up applies only to those shares received by the executive officer as equity compensation during his employment with the Company and does not apply to any personal investment in NewStar stock. The Company believes the stock ownership requirements ensure that executive officers have a significant long-term ownership stake in the Company and that they are aligned with shareholders’ interests. In addition, the Company has adopted a policy on hedging under which executive officers are prohibited from hedging their economic exposures to the NewStar stock that they own.

Deductibility Cap on Executive Compensation

U.S. federal income tax law (Section 162(m)) prohibits public companies from taking a tax deduction for certain compensation paid in excess of $1,000,000 to the company’s CEO and four other most highly compensated employees. However, the statute exempts qualifying performance-based compensation from the deduction limit provided certain requirements are met. While the Company was not subject to Section 162(m) for 2007, the Company’s policy is to qualify incentive compensation programs for full corporate deductibility to the extent feasible and consistent with the Company’s overall compensation goals and objectives.

Employment Agreements

In December 2006, the Company entered into employment agreements with each of the named executive officers. The named executive officer employment agreements reflect a balance between the interests of shareholders and management, and are intended to support the retention and sustained high morale of the executive team. In determining the elements of the named executive officer employment agreements, the Compensation Committee considered the costs associated with each term and condition, and balanced the financial cost against the intrinsic benefit of retaining a highly-cohesive management team. Each of the employment agreements has substantially similar terms, which reflect the following elements:

•

Each executive officer agreed that during the term of the agreement and for a period of one to two years thereafter, he will not directly or indirectly (i) solicit or engage any of the Company’s employees, consultants or contractors, (ii) cause or encourage any of the Company’s suppliers, licensors or any entity with which the Company has a material relationship to terminate or modify that relationship or (iii) compete with the Company’s business.

•	The agreement sets a minimum base salary for the executive officer that may be subject to increase on an annual basis as determined by the Board.

•	Each executive officer is entitled to participate in incentive bonus programs the Board may adopt from time to time and is eligible for equity grants periodically.

•

Each executive officer is entitled to a severance payment and acceleration of equity vesting in the event of a termination without cause or for “good reason”; and acceleration of vesting but no further severance payment upon the Company’s failure to renew the agreement (provisions differ based on job title/level of responsibility as discussed in “Potential Payments Upon Termination of Employment or Change in Control” below).

•

The agreements provide for graduated benefits, including acceleration of vesting, in the event that the executive officer chooses to retire from the Company, dependent upon the length of service at the time of retirement. Given the relatively young life of the Company, the retirement provisions are intended to provide market benefits to retain an experienced executive team with an emphasis placed upon years of service post-IPO.

•

Depending on the level of job responsibility, the initial term of each agreement varied from one to two years with automatic yearly renewal provisions. Beginning in December 2008, all employment agreements will be subject to the automatic yearly renewal provision.

The named executive officer employment agreements also contain change-in-control provisions for the named executive officers. In addition to preserving productivity and retention in a change-of-control of the Company, the provisions are intended to align executive officer and shareholder interests by enabling executive officers to consider corporate transactions that are in the best interest of the shareholders without undue concern over whether such transactions may jeopardize the executive officer’s own employment. The benefits provided under the change-in-control agreements mimic those described above with the following exceptions:

•

Change-in control payments require a double-trigger—in order to qualify for compensation, a change of control alone is not sufficient but rather, must be followed by an involuntary loss of employment within two years thereafter. This is consistent with the overall purpose of the plan to provide financial protection upon an involuntary loss of employment.

•	Severance periods, and therefore benefits, are extended from one to two years as detailed above, to two to three years. Vesting of all equity is immediately accelerated.

The employment agreements of Messrs. Conway, Schmidt-Fellner and Bray provide that, for so long as the Company’s stock is traded on an established securities market, if any of the payments, awards or benefits payable to the executive officer are subject to a “golden parachute” excise tax under Sections 280G and 4999 of the Internal Revenue Code (IRC), the Company will provide the executive officer with a gross-up payment so that the executive officer will receive the same economic terms he would have received if there were no excise tax. The effects of Sections 280G and 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive officer’s personal compensation history. Therefore, to provide a predictable and equal level of benefit across individuals without regard to the effect of the excise tax, the Compensation Committee determined that it was appropriate to pay the cost of this excise tax plus an amount needed to pay income taxes due on such additional payment. This practice is consistent with competitive pay packages and ensures the executive officer will receive the three years base salary and estimated cash incentive less only ordinary income taxes on that amount. The amounts payable under these agreements, calculated as if termination has occurred on December 31, 2007, are shown under “Potential Payments upon Termination of Employment or Change-in-Control”, below.

Executive Compensation

The following table sets forth information concerning compensation awarded to, earned by or paid during the year ended December 31, 2007 to the Company’s (i) Chief Executive Officer and President, (ii) Chief Financial Officer, (iii) the three other most highly compensated executive officers and (iv) an additional individual (Mr. Burnaman) for whom disclosure is required but who was not serving as an executive officer of the Company at December 31, 2007. These six officers are referred to as the named executive officers in this proxy statement.

It is important to note that that the compensation information contained in this Proxy Statement is for the fiscal years ending on December 31st of 2006 and 2007.

Summary Compensation Table for Fiscal 2007 and 2006

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)		Option Awards ($) (3)	All Other Compensation ($) (4)		Total ($)
Timothy J. Conway	2007	400,000	1,000,000	2,961,797		317,767	22,018		4,701,582
Chief Executive Officer and President	2006	400,000	1,300,000	6,771,570		4,171,342	31,258		12,674,170

John K. Bray	2007	300,000	550,000	643,446		27,874	13,500		1,534,820
Chief Financial Officer	2006	252,083	600,000	593,997		365,907	16,700		1,828,687

Peter Schmidt-Fellner	2007	350,000	900,000	2,077,848		222,994	13,500		3,564,342
Chief Investment Officer	2006	350,000	1,150,000	4,751,979		2,297,257	25,033		9,204,269

Philip R. Burnaman II	2007	275,000	—	878,701	(5)	298,631	786,557	(6)	2,238,889
Group Head and Managing Director	2006	300,000	625,000	3,326,385		2,049,080	21,533		6,321,998

David R. Dobies	2007	281,250	750,000	677,702		44,599	19,494		1,773,045
Group Head and Managing Director	2006	250,000	1,000,000	950,396		585,451	21,125		2,806,972

Timothy C. Shoyer	2007	281,250	450,000	677,702		44,599	19,494		1,473,045
Group Head and Managing Director	2006	250,000	700,000	950,396		585,451	21,125		2,506,972

(1)	Each named executive officer’s minimum base salary is set pursuant to his Employment Agreement, as follows: Mr. Conway, $400,000, Mr. Bray, $300,000, Mr. Schmidt-Fellner, $350,000, Mr. Burnaman, $300,000, Mr. Dobies, $250,000, Mr. Shoyer, $250,000. Mr. Burnaman’s salary reflects 22 pay periods at a base salary of $300,000 paid prior to the effective date of his separation from the Company on 12/1/2007. The base salaries of Mr. Dobies and Mr. Shoyer reflect 8 pay periods at a base salary rate of $250,000 and 16 pay periods at an increased base salary of $300,000.
(2)	Amounts shown do not reflect compensation actually received by each named executive officer. Instead, the amounts shown represent the compensation expense incurred by the Company relating to stock awards held by the named executive officer during 2007, determined in accordance with FAS 123(R), using the assumptions described in Note 12 to the Company’s Financials Statements included in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 10, 2008 (the “FY 2007 10-K”).
(3)	Amounts shown do not reflect compensation actually received by each named executive officer. Instead, the amounts shown represent the compensation expense incurred by the Company relating to option awards held by the named executive officer during 2007, determined in accordance with FAS 123(R), using the assumptions described in Note 12 to the Company’s Financials Statements included in the FY 2007 10-K.
(4)	Amount reflects matching contributions of $13,500 to each named executive officer made by NewStar under the tax-qualified 401(k) plan, which provides for broad-based employee participation. The named executive officers received no benefit from NewStar under defined pension or defined contribution plans other than the 401(k) plan. In addition, the amount for Messrs. Conway, Dobies and Shoyer reflects company-provided parking at the company’s office in Boston ($14,512).
(5)	Amount excludes 60,044 shares of restricted stock forfeited by Mr. Burnaman pursuant to his separation agreement with the Company, which shares have no value at December 31, 2007 under FAS 123(R).
(6)	Amounts detailed under “All Other Compensation” for Mr. Burnaman reflect compensation due under a separation agreement that includes one year of base salary ($300,000); a one-time lump sum bonus payment ($450,000) to be made on June 2, 2008; outplacement service fees ($10,000); and continued company-subsidized health care for a period of one year ($13,057).

Grants of Plan-Based Awards during 2007

None of the named executive officers received grants of plan-based awards during 2007.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2007

The following table details the outstanding holdings of each named executive officer at December 31, 2007.

		Option Award					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercisable Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy J. Conway	6/17/2004	—	—	—	—	—	91,570	758,200	—	—
Chief Executive Officer and President	12/13/2006	—	—	—	—	—	305,315	2,528,008	—	—
	12/13/2006	534,786	229,194	—	17.00	12/13/2016	—	—	—	—

John K. Bray	1/10/2005	—	—	—		—	8,033	66,513	—	—
Chief Financial Officer	12/13/2006	—	—	—		—	77,468	641,435	—	—
	12/13/2006	46,910	20,105	—	17.00	12/13/2016			—	—

Peter Schmidt-Fellner	6/17/2004	—	—	—		—	64,260	532,073	—	—
Chief Investment Officer	12/13/2006	—	—	—		—	214,176	1,773,377	—	—
	12/13/2006	375,288	160,838	—	17.00	12/13/2016	—	—	—	—

Philip R. Burnaman II	12/13/2006	375,288	—	—	17.00	03/01/2009	—	—	—	—
Group Head and Managing Director (5)

David R. Dobies	6/17/2004	—	—	—	—	—	12,851	106,406	—	—
Group Head and Managing Director	12/13/2006	—	—	—	—	—	77,468	641,435	—	—
	12/13/2006	75,057	32,168	—	17.00	12/13/2016	—	—	—	—

Timothy C. Shoyer	6/17/2004	—	—	—	—	—	12,851	106,406	—	—
Group Head and Managing Director	12/13/2006	—	—	—	—	—	77,468	641,435	—	—
	12/13/2006	75,057	32,168	—	17.00	12/13/2016	—	—	—	—

(1)	Assuming continued employment with NewStar, options granted on 12/13/2006 vest according to the following schedule: 60% upon date of grant and an additional 10% on each of the first four anniversaries of the date of grant.
(2)	Assuming continued employment with NewStar, restricted stock awards granted on 12/13/2006 vest according to the following schedule: 15% of the restricted stock will cease to be subject to forfeiture on the second anniversary of the grant, an additional 20% will cease to be subject to forfeiture on the third anniversary of the grant and 25% will cease to be subject to forfeiture on each of the fourth and fifth anniversaries of the grant.
(3)	Assuming continued employment with NewStar, the restricted stock awards granted on 06/17/2004 that have not yet vested will vest on June 17, 2008.
(4)	Value is based on the closing price of NewStar common stock of $8.28 on December 31, 2007, as reported on Nasdaq.
(5)	Pursuant to his separation agreement, Mr. Burnaman did not have any outstanding equity awards at fiscal year-end as all unvested equity awards still outstanding after taking into consideration the terms of the separation agreement were forfeited. Mr. Burnaman has an exercise period of one year plus 90 days beyond his separation date of December 1, 2007 in which to exercise vested stock options as detailed above.

Option Exercises and Stock Vested for Fiscal 2007

The following table details the number of restricted shares that vested and the value realized upon vesting in 2007 for each named executive officer. None of the named executive officers exercised any stock options during 2007.

Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy J. Conway	—	—	91,569	1,314,015	(1)
Chief Executive Officer and President			53,878	448,804	(2)

John K. Bray	—	—	8,032	115,259	(1)
Chief Financial Officer			13,670	113,871	(2)

Peter Schmidt-Fellner	—	—	64,259	922,117	(1)
Chief Investment Officer			37,795	314,832	(2)

Philip R. Burnaman II	—	—	44,981	645,477	(1)
Group Head and Managing Director			70,715	649,164	(3)

David R. Dobies	—	—	12,852	184,426	(1)
Group Head and Managing Director			13,670	113,871	(2)

Timothy C. Shoyer	—	—	12,852	184,426	(1)
Group Head and Managing Director			13,670	113,871	(2)

(1)	The vested value represents the Fair Market Value of $14.35 on the date of vesting, 6/17/2007.
(2)	The vested value represents the Fair Market Value of $8.33 on the date of vesting, 12/13/2007.
(3)	The vested value represents the Fair Market Value of $9.18 on the date of vesting, 12/1/2007.

Potential Payments upon Termination of Employment or Change-in-Control for Fiscal 2007

The following tables describe the potential (or actual) payments and benefits under the Company’s executive officer employment agreements to which each named executive officer would have been entitled upon termination of employment or change of control, calculated as if each such event had occurred on December 31, 2007.

Name of Executive: Timothy J. Conway

Type of Payment	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Failure to Renew Contract ($)	Death ($)	Disability ($)	Change-in- Control ($)
Severance Payments	3,400,000	—	—	—	—	5,100,000
Incentive Bonus	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Stock Option Vesting Acceleration	—	—	—	—	—	—
Restricted Stock Vesting Acceleration	1,798,229	3,285,292	3,285,292	3,285,292	3,285,292	3,285,292
Commission of Welfare Benefits	25,300	—	—	—	—	37,950
Outplacement Services	15,000	—	—	—	—	15,000
Exercise Tax & Gross-Up	—	—	—	—	—	2,946,283
Total	6,538,529	4,585,292	4,585,292	4,585,292	4,585,292	12,684,525

Name of Executive: John K. Bray

Type of Payment	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Failure to Renew Contract ($)	Death ($)	Disability ($)	Change-in- Control ($)
Severance Payments	1,800,000	—	—	—	—	2,700,000
Incentive Bonus	600,000	600,000	600,000	600,000	600,000	600,000
Stock Option Vesting Acceleration	—	—	—	—	—	—
Restricted Stock Vesting Acceleration	330,557	707,868	707,868	707,868	707,868	707,868
Commission of Welfare Benefits	25,300	—	—	—	—	37,950
Outplacement Services	15,000	—	—	—	—	15,000
Exercise Tax & Gross-Up	—	—	—	—	—	1,544,007
Total	2,770,857	1,307,868	1,307,868	1,307,868	1,307,868	5,604,825

Name of Executive: Peter Schmidt-Fellner

Type of Payment	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Failure to Renew Contract ($)	Death ($)	Disability ($)	Change-in- Control ($)
Severance Payments	3,000,000	—	—	—	—	4,500,000
Incentive Bonus	1,150,000	1,150,000	1,150,000	1,150,000	1,150,000	1,150,000
Stock Option Vesting Acceleration	—	—	—	—	—	—
Restricted Stock Vesting Acceleration	1,261,643	2,304,807	2,304,807	2,304,807	2,304,807	2,304,807
Commission of Welfare Benefits	25,300	—	—	—	—	37,950
Outplacement Services	15,000	—	—	—	—	15,000
Exercise Tax & Gross-Up	—	—	—	—	—	2,458,089
Total	5,451,943	3,454,807	3,454,807	3,454,807	3,454,807	10,465,846

Name of Executive: David R. Dobies

Type of Payment	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Failure to Renew Contract ($)	Death ($)	Disability ($)	Change-in- Control ($)
Severance Payments	1,300,000	—	—	—	—	2,600,000
Incentive Bonus	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Stock Option Vesting Acceleration	—	—	—	—	—	—
Restricted Stock Vesting Acceleration	219,474	747,713	747,713	747,713	747,713	747,713
Commission of Welfare Benefits	9,250	—	—	—	—	18,500
Outplacement Services	10,000	—	—	—	—	10,000
Exercise Tax & Gross-Up	—	—	—	—	—	—
Total	2,538,724	1,747,713	1,747,713	1,747,713	1,747,713	4,376,213

Name of Executive: Timothy C. Shoyer (1)

Type of Payment	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Retirement ($)	Failure to Renew Contract ($)	Death ($)	Disability ($)	Change-in- Control ($)
Severance Payments	1,000,000	—	—	—	—	2,000,000
Incentive Bonus	700,000	700,000	700,000	700,000	700,000	700,000
Stock Option Vesting Acceleration	—	—	—	—	—	—
Restricted Stock Vesting Acceleration	219,474	747,713	747,713	747,713	747,713	747,713
Commission of Welfare Benefits	12,650	—	—	—	—	25,300
Outplacement Services	10,000	—	—	—	—	10,000
Exercise Tax & Gross-Up	—	—	—	—	—	—
Total	1,942,124	1,447,713	1,447,713	1,447,713	1,447,713	3,483,013

(1)	On April 9, 2008 the Company entered into a separation agreement with Mr. Shoyer setting forth the terms of Mr. Shoyer’s separation from the Company effective April 10, 2008. Mr. Shoyer’s separation from the Company occurred after the end of the Company’s 2007 fiscal year, and, therefore, has not been reflected in this discussion of the Company’s 2006 and 2007 executive compensation.

As described in the Compensation Discussion and Analysis under “Employment Agreements” above, the Company entered into employment agreements with each of the named executive officers listed above upon the completion of the Company’s initial public offering in December of 2006. The table above assumes a termination of employment that would trigger payments or other benefits to the named executive officers under the existing employment agreements, based on the named executive officer’s compensation, benefits, age, and years of service as of December 31, 2007. All valuations of restricted stock are based upon the closing price ($8.28) of NewStar stock on December 31, 2007, the last day of trading in the fiscal year. The value of the continued health benefits detailed in the table above assumes the extension of the named executive officer’s current benefits election and program coverage. Circumstances in which these benefits may be paid include an involuntary termination without cause, a voluntary termination by the named executive officer for good reason, retirement, following the Company’s failure to renew the employment agreement, death or disability and finally, an involuntary termination of the named executive officer following a change-in-control.

A termination of an executive officer by the Company is for cause if it is for any of the following reasons: (i) willful and continued failure of the executive officer to perform substantially the executive officer’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the executive officer by the Board, which specifically identifies the manner in which the Board believes that the executive officer has not substantially performed his duties, or (ii) willful engagement in illegal conduct or gross misconduct by the executive officer that is materially and demonstrably injurious to the Company or its affiliates, or (iii) conviction of the executive officer or a plea of guilty or nolo contendere by the executive officer to a felony, or (iv) a material breach of the executive officer’s obligation under his confidentiality and/or non-compete obligations. No act or failure to act on the part of an executive officer is considered “willful” unless it is done, or omitted to be done, by the executive officer in bad faith or without reasonable belief that the executive officer’s actions or omission was in the best interests of the Company.

A termination by the executive officer is for “good reason” if it results from any of (i) a reduction by the Company in the executive officer’s annual base salary (ii) a forced relocation by Company of the executive officer’s place of employment to a location greater than twenty five (25) miles from his initial place of employment, (iii) a material diminution by the Company in the executive officer’s principal duties and responsibilities. For Messrs. Conway, Schmidt-Fellner and Bray, good reason may also be triggered if the named executive officer is not the CEO, CIO or CFO, respectively, of a publicly traded company.

In the event of an involuntary termination without cause or voluntary termination for good reason, Messrs. Conway, Schmidt-Fellner and Bray are entitled to a severance payment equal to two years’ base salary plus two years’ cash bonus (calculated at the higher of the bonus paid to the named executive officer in the prior fiscal year or the average bonus paid during the three previous fiscal years). In addition, each would receive two years of accelerated vesting of equity awards, and would be entitled to continued health benefits and outplacement services for the two-year severance period. Options would remain exercisable for a period of ninety days following the end of the two-year severance period. Messrs. Dobies and Shoyer would receive substantially similar terms over a one-year severance period. Each would be entitled to a severance payment equal to one year’s base salary plus cash bonus. Each would also receive one year of accelerated vesting of equity awards, and would be entitled to continued health benefits and outplacement services for the one-year severance period. Their options would also remain exercisable for a period of ninety days following the end of the one-year severance period.

If termination is due to the retirement of the executive officer, or at the option of the executive officer following a failure of the Company to renew the employment agreement, each executive officer would be eligible to receive accelerated vesting of restricted stock and the continued vesting of options in the same manner that the options would vest had the executive officer continued his employment with the Company during the vesting period. The acceleration of vesting due to the Company’s failure to renew is limited to the equity holdings of the executive officer at the time of the initial public offering in December of 2006 and does not apply to any future equity awards the executive officer may receive. Further, upon a failure to renew, executive officers would have one year to exercise options beyond the normal termination date; upon retirement, the executive officer would have a period equal to the full length of the remaining option term to exercise any vested options. Finally, each executive officer would retain the option to participate in employer-sponsored healthcare at the retiree’s sole expense. None of the executive officers were eligible to retire as of December 31, 2007 because retirement is conditioned on being age 55 or older and being employed with the Company for five or more years following our initial public offering. Likewise, because all of the executive officers’ employment agreements either did not expire, were automatically renewed or were terminated pursuant to a separation agreement, none of the executive officers were eligible for the accelerated vesting of restricted stock, continued vesting of options, extension of option exercisability and eligibility to participate in employer-sponsored healthcare upon the Company’s failure to renew the agreement as of December 31, 2007.

A termination of employment due to death or disability would entitle each named executive officer to full acceleration of vesting on all equity awards and a one-year period following the date of termination to exercise any options.

In each of the events so noted above, the named executive officer would also be entitled to any accrued but unpaid salary and/or vacation time and a pro-rated bonus for the current fiscal year.

Each employment agreement contains change-in-control provisions for the named executive officer. The change of control provisions require a “double-trigger”, meaning payments are made only if the named executive officer suffers a covered termination of employment within two years following a change-in-control. Change-in-control provisions for Messrs. Conway, Schmidt-Fellner and Bray mimic the awards made under an involuntary termination without cause, with the exception that the severance period is extended from two to three years and each named executive officer would receive full acceleration of all equity awards. Similarly, Messrs. Dobies and Shoyer would be entitled to a two-year severance period and full acceleration of all equity awards.

Upon a change-in-control, executive officers may be subject to certain excise taxes under section 280G of the Internal Revenue Code. The Company has agreed that so long as the Company’s stock is traded on an established securities market, if any of the payments, awards or benefits payable to Messrs. Conway, Schmidt- Fellner and Bray are subject to a “golden parachute” excise tax, the Company will provide the named executive officer with a gross-up payment so that the named executive officer will receive the same economic terms they would have received if there were no excise tax. The amounts shown in the table are based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 5.3% state income tax rate and a 1.45% Medicare tax rate.

Change in Employment Status

On November 11, 2007 the Company entered into a separation agreement with Mr. Burnaman setting forth the terms of Mr. Burnaman’s separation from the Company effective December 1, 2007. As detailed in the separation agreement between Mr. Burnaman and the Company, Mr. Burnaman is entitled to the following severance benefits:

•	Continuation of Mr. Burnaman’s annual base salary ($300,000) for a period of one year beyond the Separation Date (the “Severance Period”);

•	Payment of a one-time lump sum amount of $450,000, to be paid on June 2, 2008;

•	Continued eligibility for Mr. Burnaman and his dependants to participate in the Company’s health care benefits plan during the Severance Period;

•	Accrued but unused vacation time and any unreimbursed expenses incurred through December 1, 2007 in accordance with Company policies;

•	Reimbursement by the Company for up to $10,000 for the cost of outplacement services during the Severance Period; and

•	Accelerated vesting of (i) 70,715 shares of restricted stock, and (ii) 150,115 shares underlying unvested options on December 1, 2007.

The following table sets forth the payments made or to be made to Mr. Burnaman under his separation agreement.

Name of Executive: Philip R. Burnaman II (1)

Type of Payment	Involuntary Termination Without Cause ($)
Severance Payments	300,000
Incentive Bonus	450,000
Stock Option Vesting Acceleration	—
Restricted Stock Vesting Acceleration (2)	648,714
Commission of Welfare Benefits	12,650
Outplacement Services	10,000
Exercise Tax & Gross-Up	—
Total	1,421,364

(1)	Reflects actual value of compensation received under the separation agreement between the Company and Philip R. Burnaman II dated December 1, 2007.
(2)	The value of the stock awards is based on fair market value of the Company’s common stock on the separation date of $9.18. The strike price of the options is $17/share.

On April 9, 2008 the Company entered into a separation agreement with Mr. Shoyer setting forth the terms of Mr. Shoyer’s separation from the Company effective April 10, 2008. Mr. Shoyer’s separation from the Company occurred after the end of the Company’s 2007 fiscal year, and, therefore, has not been reflected in this discussion of the Company’s 2006 and 2007 executive compensation.

BOARD OF DIRECTORS—2007 DIRECTOR COMPENSATION

Each of the Company’s independent directors receives director fees of $50,000 per year, and each committee chairman receives an additional $25,000 per year. Members of our Board are also reimbursed for their usual and customary expenses incurred in connection with attending all Board and committee meetings. Non-management directors receive annual grants of restricted stock and/or options to purchase shares of our Common Stock. An initial grant of 5,000 shares of restricted stock and options to purchase up to 5,000 shares of Common Stock was made to each non-management director at the time of the Company’s initial public offering in December 2006. The restricted stock granted vests over five years with 15% vesting on each of the first and second anniversaries of the grant date, 20% vesting on the third anniversary and 25% vesting on each of the fourth and fifth anniversaries. The options granted vest ratably over four years with the first 25% vesting on the first anniversary of the grant. No additional equity awards were made to the Company’s independent directors in 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($) (2)		Total ($)
Timothy J. Conway (3) Chairman	—	—		—		—
Kimball T. Brooker, Jr.	50,000	32,168		14,230		96,398
Peter Schmidt-Fellner (4)	—	—		—		—
Mark Gormley (5)	50,000	32,168		14,230		96,398
Richard Thornburgh	50,000	32,168		14,230		96,398
Joseph Saunders (6)	50,000	—		—		50,000
Frank Noonan	87,500	32,168		14,230		133,898
Maureen O’Hara	75,000	32,168		14,230		121,398
Bradley E. Cooper (7)	50,000	32,168	(8)	14,230	(8)	96,398

(1)	The amounts shown represent the compensation expense incurred by the Company relating to stock awards held by the Director during 2007, determined in accordance with FAS 123(R), using the assumptions described in Note 12 to the Company’s Financials Statements included in the FY 2007 10-K. The award vests over 5 years according to the following schedule: 15%, 15%, 20%, 25%, 25%.
(2)	The amounts shown represent the compensation expense incurred by the Company relating to option awards held by the Director during 2007, determined in accordance with FAS 123(R), using the assumptions described in Note 12 to the Company’s Financials Statements included in the FY 2007 10-K. The award vests pro-rata over four years (25% each year).
(3)	Executive directors do not receive compensation for their Board responsibilities.
(4)	Executive directors do not receive compensation for their Board responsibilities.
(5)	Effective November 21, 2008 Mr. Gormley resigned from the Board and is no longer a director of the Company. Mr. Gormley’s departure from the Company occurred after the end of the Company’s 2007 fiscal year, and, therefore, has not been reflected in this discussion of the Company’s 2006 and 2007 director compensation.
(6)	Amount reflects the two fiscal quarters Mr. Saunders served as Compensation Committee Chair at a rate of $18,750/quarter and one quarter as non-chair Director prior to stepping down from the Board in October of 2007. Upon stepping down from the Board, the stock options and Restricted Stock Awards granted to Mr. Saunders in December 2006 were forfeited and therefore, under FAS 123(R), no compensation costs associated with these awards were recognized in 2007.
(7)	Mr. Cooper has assigned his rights to any compensation and equity received by him as a Director to Capital Z Management, LLC (“Cap Z”).
(8)	In July 2007, Mr. Cooper transferred his 2006 restricted stock and option awards to Cap Z.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves on the compensation committee or board of directors of any other company of which any of our directors is an executive officer.

Among the investors in a private placement transaction that closed in two separate tranches on November 29, 2007 and January 18, 2008 was Union Square Partners, L.P., Corsair III Financial Services Capital Partners, L.P. and Corsair III Financial Services Offshore 892 Partners, L.P. Bradley E. Cooper, one of our directors and member of our Compensation Committee, is an officer and co-owner of the ultimate entity delegated investment authority for Union Square Partners, L.P., which purchased 4,000,000 of the shares of our Common Stock issued in the private placement for a total purchase price of $40,000,000. As part of the transaction Union Square Partners, L.P. was also granted nomination and management rights by the Company in separate side letter agreements entered into in connection with the private placement. T. Kimball Brooker, Jr., one of our directors and member of our Compensation Committee, is also an officer of the entity delegated investment authority for the Corsair II Capital portfolio. Mr. Brooker is affiliated with Corsair III Financial Services Capital Partners, L.P. and Corsair III Financial Services Offshore 892 Partners, L.P., entities which purchased an aggregate of 4,000,000 of the shares of our Common Stock issued in the private placement for a total purchase price of $40,000,000.

SHARES HELD BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table shows the amount of our Common Stock beneficially owned as of December 1, 2008 by (i) each person or group who is known by us to own beneficially more than 5% of our Common Stock, (ii) each current member of our Board and each of the executive officers named in the Summary Compensation Table in the Executive Compensation Section of this Proxy Statement above, and (iii) all current members of our Board and our current executive officers as a group.

	Shares Owned	Percent of Class
Principal Stockholders
J.P. Morgan Corsair II Capital Partners, L.P. (1) Corsair III Financial Services Capital Partners, L.P. Corsair III Financial Services Offshore 892 Partners, L.P. 717 Fifth Avenue New York, NY 10022	9,704,972	19.92%
OZ Management, L.L.C. (2) Daniel S. Och 9 West 57th Street New York, NY 10019	6,655,973	13.67%
Capital Z Partners, Ltd. (3) Capital Z Partners, L.P. 230 Park Avenue South New York, NY 10003	5,717,472	11.73%
Union Square Partners, Ltd. (4) Union Square Partners, L.P. 230 Park Avenue South 11th Floor New York, NY 10003	4,000,000	8.24%
Swiss Reinsurance Company (5) Mythenquai 50/60 CH-8022 Zurich, Switzerland	3,000,000	6.18%
Maverick Capital, Ltd. (6) Maverick Capital Management, LLC 300 Crescent Court 18th Floor Dallas, TX 75201	2,735,752	5.64%
Lee S. Ainslie III 767 Fifth Avenue, 11th New York, NY 10153

The Northwestern Mutual Life Insurance Company (7) 720 East Wisconsin Avenue Milwaukee, Wisconsin 53202	2,614,778	5.38%
Timothy E. Moriarty (8) c/o McGrath, Doyle & Phair 150 Broadway Suite 1915 New York, NY 10038	2,533,288	5.22%

Directors and Executive Officers
T. Kimball Brooker (9)	12,500	*
Timothy J. Conway (10)	1,578,259	3.21%
Bradley E. Cooper (11)	83,576	*
Brian L.P. Fallon	0	*
Frank R. Noonan (12)	15,500	*
Maureen P. O’Hara (13)	17,500	*
Peter A. Schmidt-Fellner (14)	1,077,483	2.20%
Richard E. Thornburgh (15)	32,500	*
John K. Bray (16)	184,341	*
Phillip R. Burnaman II (17)	704,356	1.44%
David R. Dobies (18)	292,369	*
Timothy C. Shoyer (19)	216,915	*
All current executive officers and directors as a Group (11 persons) (20)	3,538,392	7.09%

*	Less than 1%.
(1)	Includes 200,174 shares issuable upon the exercise of a warrant. J.P. Morgan Corsair II Capital Partners, L.P., Corsair III Financial Services Capital Partners, L.P. and Corsair III Financial Services Offshore 892 Partners, L.P. are controlled by Corsair Capital LLC. Corsair Capital LLC is the manager of Corsair PTJB, LLC, which is the managing member of Corsair II, L.L.C. Corsair II, L.L.C. is the general partner of Corsair II, L.P., which is the general partner of J.P. Morgan Corsair II Capital Partners, L.P. Corsair Capital LLC is also the general partner of Corsair III Management, L.P., which is the general partner of Corsair III Financial Services Capital Partners, L.P. and Corsair III Financial Services Offshore 892 Partners, L.P. Messrs. T. Kimball Brooker Jr. and Richard E. Thornburgh, who are officers of both Corsair Capital LLC and Corsair II, L.L.C., are also directors of the Company.
(2)	Includes 166,811 shares issuable upon the exercise of a warrant. Includes Common Stock held by (i) Gordel Holdings Limited, (ii) GPC LV VII, LLC, c/o Corporation Service Company 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808, a limited liability company incorporated in Delaware, (iii) Goldman Sachs & Company Profit Sharing Master Trust, (iv) OZ Master Fund, Ltd., a limited liability company incorporated in the Cayman Islands, and (v) OZ Global Special Investments Master Fund, LP, an exempted limited partnership organized under the laws of the Cayman Islands. Both of the OZ Funds use the mailing address: c/o Goldman Sachs (Cayman) Trust Limited, P.O. Box 896, Harbour Centre, Georgetown, Grand Cayman, Cayman Islands. OZ Management, LP is the investment manager of OZ Master Fund, Ltd., Gordel Holdings Limited, Goldman Sachs & Company Profit Sharing Master Trust, and GPC LV II, LLC. OZ Advisors II, LP is the general partner of OZ Global Special Investments Master Fund, LP. Och-Ziff Holding LLC, is the general partner to OZ Advisors II, LP. Och-Ziff Holding Corporation serves as the general partner of OZ Management, LP and OZ Advisors II, LP. Och-Ziff Capital Management Group LLC is the sole shareholder of both Och-Ziff Holding Corporation and Och-Ziff Holding LLC. Daniel S. Och as Chief Executive Officer and Executive Managing Director of Och-Ziff Capital Management Group LLC may be deemed to have investment and/or voting control of such shares.
(3)	Includes 200,174 shares issuable upon the exercise of a warrant and 2,500 shares issuable upon the exercise of options. As reported in a Schedule 13D filed with the SEC on January 18, 2008, Capital Z Partners, Ltd. is the general partner of Capital Z Partners, L.P., which is the general partner of Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P., investment funds located at the same address that hold the shares shown. All four entities report shared voting and investment power over all such shares.
(4)	Consists of shares directly owned by Union Square Partners, L.P. (“Union Square”) and indirectly owned by Union Square Partners GP, L.P. (“Union Square LP”) and Union Square Partners GP, Ltd. (“Union Square GP”). Union Square LP is the general partner of Union Square. Union Square GP is the general partner of Union Square LP and the ultimate general partner of Union Square. Union Square LP and Union Square GP may be deemed to be the beneficial owners of the securities held by Union Square, although Union Square LP and Union Square GP disclaim beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein (within the meaning of Rule 16a-1 of the Exchange Act).
(5)	As reported in a Schedule 13G filed with the SEC on January 28, 2008.
(6)	As reported in a Schedule 13F-HR filed with the SEC on November 14, 2008. Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, may be deemed to have beneficial ownership of the shares through the investment discretion it exercises over its clients’ accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Mr. Ainslie is the manager of Maverick Capital Management, LLC and is granted sole investment discretion pursuant to Maverick Capital Management, LLC’s Regulations.
(7)	Includes 91,746 shares issuable upon the exercise of a warrant. As reported in a Schedule 13G filed with the SEC on February 6, 2007, Northwestern Investment Management Company, LLC (“NIMC”), a wholly owned company of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), is the investment adviser to Northwestern Mutual with respect to the shares. NIMC therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such shares. Richard A. Strait is a portfolio manager for NIMC and manages the portfolio which holds the shares and therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such shares. However, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934 (the “Act”), the immediately preceding sentence shall not be construed as an admission that Mr. Strait is, for the purposes of section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by the statement. In the ordinary course of business, broker-dealer affiliates of Northwestern Mutual may, from time to time, have acquired or disposed of, or may in the future acquire or dispose of, our securities, for such broker-dealers’ own accounts or for the accounts of others. Other affiliates of Northwestern Mutual, including investment adviser affiliates, may in the ordinary course of business, effect transactions in our securities.
(8)	As reported in a Schedule 13D filed with the SEC on February 21, 2008.
(9)	Includes 2,500 shares issuable upon the exercise of options. Mr. Brooker’s beneficial ownership shown in the table excludes the 9,704,972 shares shown as beneficially owned by J.P. Morgan Corsair II Capital Partners, L.P., Corsair III Financial Services Capital Partners, L.P. and Corsair III Financial Services Offshore 892 Partners, L.P. Mr. Brooker is an indirect participant in, and an officer of Corsair II, L.L.C. and Corsair Capital LLC, which has investment authority over such shares, but he disclaims beneficial ownership of such shares.
(10)	Includes 21,789 shares issuable upon the exercise of warrants and 611,184 shares issuable upon the exercise of options.
(11)	Consists of shares issuable upon the exercise of a warrant. Mr. Cooper’s beneficial ownership shown in the table excludes (i) the 5,717,472 shares shown as beneficially owned by Capital Z Partners, Ltd. and Capital Z Partners, L.P. and (ii) the 4,000,000 shares shown as beneficially owned by Union Square Partners, L.P. Mr. Cooper is a shareholder and officer and co-owner of the ultimate entity delegated investment authority for the Capital Z entities that collectively maintain beneficial ownership of such shares, but he disclaims beneficial ownership of all such shares. Mr. Cooper is a shareholder and an officer of Union Square Partners, Ltd., and an officer and co-owner of the ultimate entity delegated investment authority for Union Square Partners, L.P., but he disclaims beneficial ownership of all such shares.
(12)	Includes 2,500 shares issuable upon the exercise of options.
(13)	Includes 2,500 shares issuable upon the exercise of options.
(14)	Includes 12,997 shares issuable upon the exercise of warrants and 428,900 shares issuable upon the exercise of options.

(15)	Includes 2,500 shares issuable upon the exercise of options. Mr. Thornburgh’s beneficial ownership shown in the table excludes the 9,704,972 shares shown as beneficially owned by J.P. Morgan Corsair II Capital Partners, L.P., Corsair III Financial Services Capital Partners, L.P. and Corsair III Financial Services Offshore 892 Partners, L.P. Mr. Thornburgh is an indirect participant in, and an officer of Corsair II, L.L.C. and Corsair Capital LLC, which has investment authority over such shares, but he disclaims beneficial ownership of such shares.
(16)	Includes 53,612 shares issuable upon the exercise of options.
(17)	Includes 10,704 shares issuable upon the exercise of warrants and 375,288 shares issuable upon the exercise of options.
(18)	Includes 4,128 shares issuable upon the exercise of warrants and 85,780 shares issuable upon the exercise of options.
(19)	Includes 5,199 shares issuable upon the exercise of warrants and 99,113 shares issuable upon the exercise of options.
(20)	Includes a total of 126,236 shares issuable upon the exercise of warrants and 1,264,551 shares issuable upon the exercise of options. Mr. Burnaman ceased to be an executive officer on December 1, 2007 and Mr. Shoyer ceased to be an executive officer on April 10, 2008, and therefore, their holdings have not been included in this figure.

OTHER BUSINESS

Other Matters

Our by-laws provide that business transacted at a special meeting of stockholders be limited to matters relating to the purpose or purposes stated in the notice of meeting. Accordingly, no matters other than the Proposal will be considered at the Special Meeting.

ADDITIONAL INFORMATION

Householding of Materials

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker. If you would like to receive separate copies of our proxy statements in the future, please contact our Investor Relations Department at 500 Boylston Street, Suite 1600, Boston, MA 02116, telephone: (617) 848-2500, and we will promptly deliver the Proxy Statement upon your request.

Deadlines for Stockholder Proposals

Assuming the 2009 annual meeting is not more than 30 days before or 30 days after May 14, 2009:

•

if you wish to bring business before or propose director nominations at the 2009 annual meeting, you must give written notice to us not earlier than December 15, 2008 or later than January 14, 2009, and

•

if you wish to bring proposed business to the 2009 annual meeting and you would like us to consider the inclusion of your proposal in our proxy statement for the meeting, you must provide written notice of such proposal to us in accordance with Securities and Exchange Commission rules not later than December 15, 2008.

Notices of stockholder proposals and nominations should be given in writing to NewStar Financial, Inc., at its principal place of business, 500 Boylston St., Suite 1600, Boston, MA 02116, Attn: Corporate Secretary.

ANNUAL REPORT AND OTHER SEC FILINGS

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on our website at www.newstarfin.com. These and other SEC filings, including this Proxy Statement, are also available on the SEC website at www.sec.gov. A copy of these filings and any material incorporated by reference herein, may be obtained, at no cost, by writing to Investor Relations, 500 Boylston Street, Suite 1600, Boston, MA, 02116.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about us. We will make these materials available for inspection and copying by any stockholder, or representative of a stockholder who is so designated in writing, at our executive offices during regular business hours.

Our stockholders may read and copy any reports, statements or other information filed by the Company at the SEC public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: http://www.sec.gov.

Annex A

2006 INCENTIVE PLAN

OF

NEWSTAR FINANCIAL, INC.

AMENDED AND RESTATED AS OF JANUARY     , 2009

2006 INCENTIVE PLAN

OF

NEWSTAR FINANCIAL, INC.

The name of this plan is the NewStar Financial, Inc. 2006 Incentive Plan (the “Plan”). The Plan was adopted by the Board of Directors (“Board”) of NewStar Financial, Inc. (“Company”) on November 16, 2006 and is hereby amended and restated effective as of January     , 2009. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success by their ability, ingenuity and industry experience and to provide incentives to the participating officers, directors, employees, consultants and advisors that are linked directly to shareholder interests and will therefore inure to the benefit of all shareholders of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, stock payments, dividend equivalents, deferred stock, performance awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.

ARTICLE I

DEFINITIONS

1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.2 Affiliate. “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

1.3 Annual Incentive Award. “Annual Incentive Award” shall mean an Award made subject to attainment of performance goals (as described in Article VIII) over a performance period of up to and including one year (the fiscal year, unless otherwise specified by the Committee).

1.4 Award. “Award” shall mean the grant of an Option, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent Right, Deferred Stock, Stock Payments, Stock Appreciation Rights, or other awards pursuant to Article X of this Plan. Awards may be granted for services to be rendered or for services already rendered to the Company or any Affiliate.

1.5 Award Agreement. “Award Agreement” means either: (i) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Grantee.

1.6 Benefit Arrangement. “Benefit Arrangement” shall have the meaning set forth in Article IX hereof.

1.7 Board. “Board” shall mean the Board of Directors of the Company.

1.8 Cause. “Cause” shall mean “Cause” as defined in the Optionee’s employment agreement with the Company or, if the Optionee does not have an employment agreement with the Company, (i) the willful and continued failure of the Optionee to perform substantially the Optionee’s duties with the Company or one of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Optionee by the Board, which specifically identifies the manner in which the Board believes that the Optionee has not substantially performed the Optionee’s duties, or (ii) willful engaging by the Optionee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or its affiliates, or (iii) conviction of the Optionee or entry of a plea of guilty or nolo contendere by the Optionee to, a felony, or (iv) a material breach of his or her obligations under a restrictive covenant included in any agreement between the Optionee and the Company. For purposes of this definition of “Cause”, no act or failure to act on the part of the Optionee shall be considered “willful” unless it is done, or omitted to be done, by the Optionee in bad faith or without reasonable belief that the Optionee’s actions or omission was in the best interests of the Company. Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Optionee in good faith and in the best interests of the Company.

1.9 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.10 Committee. “Committee” shall mean the Compensation Committee of the Board, or a subcommittee of the Board, appointed as provided in Section 11.1. The Committee shall be responsible for administering and interpreting the Plan in accordance with Article XI. Unless otherwise determined by the Board, if the Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “non-employee director” or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an “outside director” within the meaning of Section 162(m), respectively.

1.11 Common Stock. “Common Stock” shall mean the common stock, $0.01 par value, of the Company.

1.12 Company. “Company” shall mean NewStar Financial, Inc. a Delaware corporation.

1.13 Company Entity. “Company Entity” shall mean the Company or one of its Subsidiaries.

1.14 Continuing Directors. “Continuing Directors” shall mean as of any date of determination, any member of the Board who (i) was a member of Board immediately after the date of the Company’s initial public offering, or (ii) was nominated for election or elected to the Board with the approval of, or whose election to the Board was ratified by, at least a majority of the Continuing Members who were members of the Board at the time of that nomination or election.

1.15 Covered Employee. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m).

1.16 Deferred Stock. “Deferred Stock” shall mean Common Stock awarded under Article X of this Plan.

1.17 Director. “Director” shall mean a member of the Board.

1.18 Disability. “Disability” shall be defined pursuant to Section 22(e)(3) of the Code.

1.19 Dividend Equivalent Right. “Dividend Equivalent Right” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article X of this Plan.

1.20 Eligible Grantee. “Eligible Grantee” shall mean any officer, Employee, consultant, advisor or Independent Director of the Company.

1.21 Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401 (c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.22 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.23 Fair Market Value. “Fair Market Value” of a share of Common Stock as of a given date shall be (i) the value of a share of Common Stock at the closing of trading on such date on the principal exchange on which shares of Common Stock are then trading, if any, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if the Common Stock is not publicly traded, the value of a share of Common Stock as established by the Committee acting in good faith; provided, that any determination of Fair Market Value shall be made in compliance with Section 409A of the Code and any other applicable, statutory and regulatory guidelines.

1.24 Grantee. “Grantee” shall mean an officer, Employee, Independent Director, advisor or consultant granted an Award pursuant to the terms of this Plan.

1.25 Incentive Stock Option. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

1.26 Independent Director. “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.27 Non-Qualified Stock Option. “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option, including any Option determined by the Committee not to constitute an Incentive Stock Option.

1.28 Option. “Option” shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors, consultants and advisors shall be Non-Qualified Stock Options.

1.29 Optionee. “Optionee” shall mean an Employee, consultant, advisor or Independent Director granted an Option under this Plan.

1.30 Performance Award. “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of this Plan. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended to so qualify.

1.31 Performance Goals. “Performance Goals” shall mean with respect to any designated performance period as defined in Article VIII one or more Performance Measures established by the Committee prior to the beginning of such performance period or within such period after the beginning of the performance period as shall meet the requirements to be considered “pre-established objective performance goals” for purposes of the regulations issued under Section 162(m). Such Performance Goals may be particular to a Grantee or may be based, in whole or in part, on the performance of the division, department, line of business, Subsidiary, or other business unit, whether or not legally constituted, in which the Grantee works or on the performance of the Company generally.

1.32 Performance Measures. “Performance Measures” shall include, but not be limited to (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, Subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Measure and any targets with respect thereto determined by the Committee shall be based on achievement of an objectively determinable performance goal. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of an Award intended to qualify for such exception that one or more of the Performance Measures applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Measure(s). Prior to the grant, exercisability, vesting, payment or full enjoyment of the Performance Award, as the case may be, the Committee will determine whether the Performance Measures have been attained and such determination will be conclusive. If the Performance Measures are not attained, no other Award will be provided in substitution of the Performance Award with respect to which such Performance Measures have not been met.

1.33 Plan. “Plan” shall mean this 2006 Incentive Plan, as amended and restated.

1.34 Reporting Person. “Reporting Person” shall mean: (i) any director or officer of the Company in the event that the Company is an issuer with a class of equity securities registered pursuant to Section 12 of the Exchange Act; and (ii) any beneficial owner of greater than 10% of a class of the Company’s equity securities registered under Section 12 of the Exchange Act, as determined by voting or investment control over the securities pursuant to Exchange Act Rule 16a-1(a)(l).

1.35 Restricted Stock. “Restricted Stock” shall mean Common Stock awarded under and subject to restrictions as provided in Article VI of this Plan.

1.36 Restricted Stock Unit. “Restricted Stock Unit” shall mean a notional account representing a share of Restricted Stock.

1.37 Retirement. “Retirement” shall mean when Grantee is fifty-five (55) or older and has been employed by the Company for five (5) or more years after the date of the Company’s initial public offering and such Grantee terminates employment for no other reason.

1.38 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.39 Section 162(m). “Section 162(m)” means Section 162(m) of the Code, including the Treasury regulations thereunder and other applicable Internal Revenue Service guidance.

1.40 Stock Payment. “Stock Payment” shall mean (1) a payment in the form of shares of Common Stock, or (2) a right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee, consultant, Independent Director or advisor in cash, awarded under Article X of this Plan.

1.41 Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.42 Termination of Directorship. “Termination of Directorship” shall mean the time when a Grantee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

1.43 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between the Grantee and the Company or any Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment, continuing employment or retention as a consultant or advisor of a Grantee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence, change in status from an Employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purpose of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

The date of the termination of a Grantee’s service for any reason shall be determined by the Committee in its sole discretion. For purposes of the Plan, however, the following events shall not be deemed a termination of service of a Grantee: (i) a transfer of service from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another Subsidiary; or (ii) a leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Grantee’s right to employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing; provided, however, that if the Grantee fails to resume his or her active service to the Company upon the completion of such leave of absence, then the Committee may, to the extent permitted by applicable law, deem such Grantee’s service to have terminated as of the commencement of such leave of absence. For purposes of the Plan, employees of a Subsidiary shall be deemed to have terminated their service on the date on which such Subsidiary ceases to be a Subsidiary.

The Committee shall have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Grantee’s termination of service for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding award.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan. The shares of stock subject to Awards under this Plan shall be the Company’s Common Stock. The aggregate number of such shares of Common Stock, which may be issued upon exercise of Options or Stock Appreciation Rights or upon any other Awards under the Plan, shall not exceed 6,900,000 (“Share Authorization”), subject to adjustment as provided in Section 12.11. The maximum number of shares of Common Stock of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 6,000,000. The shares of Common Stock issuable upon exercise of Options or Stock Appreciation Rights or upon grant of any other Award may be either previously authorized but unissued shares or treasury shares.

2.2 Share Usage. Shares of Common Stock covered by an Award shall be counted as used as of the date of grant. Any shares of Common Stock related to Awards under this Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of shares of Common Stock, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving shares of Common Stock, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), such tendered shares of Common Stock shall again be available for grant under this Plan. Furthermore, if a Stock Appreciation Right is exercised and settled in shares of Common Stock, the difference between the total shares of Common Stock exercised and the net shares of Common Stock delivered shall again be available for grant under this Plan, with the result being that only the number of shares of Common Stock issued upon exercise of a Stock Appreciation Right are counted against the Shares available.

2.3 Limits on Individual Grants. The following limits on individual Awards shall apply:

(a) The maximum number of shares of Common Stock subject to Options granted to any Grantee, and that may be granted as Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock, or other stock based Award made pursuant to Section 10.4 to any Grantee shall not exceed an aggregate of 6,900,000 in any 12 month period.

(b) No more than $4,000,000 may be paid to any individual in any 12 month period pursuant to an Award other than as listed in Section 2.3(a).

ARTICLE III

GRANTING OF OPTIONS

3.1 Eligibility. Any officer, Employee, consultant, advisor or Independent Director shall be eligible to be granted an Option; provided, however, that only officers and Employees may be granted Incentive Stock Options.

3.2 Granting of Options. The Committee shall from time to time, in its absolute discretion:

(a) Select which Eligible Grantees shall be granted Options;

(b) Determine the number of shares subject to such Options;

(c) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(d) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m).

(e) The Committee shall instruct the Secretary of the Company to issue such Options and may impose such conditions on the grant of such Options as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option that the Optionee surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Dividend Equivalent Rights, Stock Payments or other awards or rights which have been previously granted to him or her under this Plan or otherwise. Such grant or other Award may contain such terms and conditions as the Committee deems appropriate and shall be exercisable in accordance with its terms, subject to statutory and regulatory compliance.

3.3 Special Rules Applicable to Incentive Stock Options.

(a) No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless the exercise price per share is not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date of the Incentive Stock Option and the term does not exceed five (5) years measured from such grant date.

(b) No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No Incentive Stock Option shall be granted to any person who is not an Employee.

(c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

(d) To the extent that the aggregate Fair Market Value of a Share of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code and subject to the provisions of Section 3.4 of this Plan and the Company shall issue separate certificates to the Grantee with respect to Options that are Non-Qualified Options and Options that are Incentive Stock Options. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 3.3(d), the Fair Market Value of stock shall be determined as of the time the Option with respect to such Common Stock is granted.

3.4 Substitute Options. In the event that the Company or any Subsidiary consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees of the Company or any Subsidiary on account of such transaction may be granted Incentive Stock Options in substitution for options granted by their former employer, subject to the requirements of Section 409A of the Code. The Committee, in its sole discretion and consistent with Sections 409A and 424(a) of the Code, shall determine the exercise price of such substitute Options.

ARTICLE IV

TERMS OF OPTIONS

4.1 Option Agreement. Each Option shall be evidenced by an Award Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Award Agreements evidencing Options intended to qualify as performance-based compensation as described in Section l62(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. Any Award Agreement may require that the Grantee agree to be bound by any stockholders’ agreement among all or certain stockholders of the Company that may be in effect at the time of either the grant of an Award or the exercise of an Option, if applicable, or certain provisions of any such agreement that may be specified by the Committee.

4.2 Option Price. The Option price for each grant of an Option shall be set by the Committee and shall be specified in the applicable Award Agreement; provided, however, that (i) in the case of Non-Qualified Stock Options, such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date such Non-Qualified Stock Option is granted, and (ii) in the case of Options intended to qualify as Incentive Stock Options or as performance-based compensation as described in Section 162(m)(4)(C) of the Code such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted (110% of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary).

4.3 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

4.4 Option Vesting and Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine, in its sole discretion, including but not limited to in connection with any Change in Control of the Company, as defined in Article 12 herein. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting of any Option (including an Incentive Stock Option) and (ii) the date on which any Option first becomes exercisable. An Incentive Stock Option shall not be exercisable until such Incentive Stock Option is vested.

4.5 Expiration of Options. A Grantee’s Options shall expire as set forth in the applicable Award Agreement. Notwithstanding anything to the contrary in the Plan, if the Committee determines after the Grantee’s Termination of Employment that the Grantee has engaged in conduct constituting Cause (whether before or after such Termination of Employment), the Grantee’s Options shall terminate immediately to the extent not exercised in accordance with the terms of this Agreement.

ARTICLE V

EXERCISE OF OPTIONS

5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part, as determined by the Committee on the date of grant. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or the Secretary’s office:

(a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is to be exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion thereof;

(b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares of Common Stock with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Committee and subject to compliance with applicable statutory and regulatory guidance, the terms of the Option and related Award Agreement may (i) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the

Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment through any combination of cash, the delivery shares or surrender of shares; or (iv) if the Common Stock is then traded on a national securities exchange, allow payment by delivery of an irrevocable undertaking, satisfactory in form and substance to the Company, by a creditworthy securities broker to sell shares of Common Stock issuable upon the exercise of the Option or portion thereof and to deliver promptly to the Company, the proceeds of such sale in an amount necessary and sufficient to fund the aggregate exercise price and any applicable withholding or employment taxes, or allow payment by delivery by the Optionee to the Company of a copy of irrevocable instructions, satisfactory in form and substance to the Company, to a creditworthy securities broker to sell shares of Common Stock issuable upon the exercise of the Option or portion thereof and to deliver promptly to the Company the proceeds of such sale in an amount necessary and sufficient to fund the aggregate exercise price and any applicable withholding or employment taxes.

5.3 Conditions to Issuance of Stock Certificate. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience;

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding or employment tax; and

(f) Compliance with the terms of this Plan and any other applicable agreements pertaining to the Award.

5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of an Option unless and until certificates representing such shares have been issued by the Company to such holders and such holder has entered into any applicable stockholder agreement, as determined by the Committee in its sole discretion.

5.5 Ownership and Transfer Restrictions. In addition to the restrictions set forth in Section 12.1 of this Plan, the Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Award Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date the Option was granted or (ii) one (1) year after the transfer of such shares to the Optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to be given prompt notice of disposition.

ARTICLE VI

AWARD OF RESTRICTED STOCK AND STOCK UNITS

6.1 Award of Restricted Stock.

(a) The Committee shall from time to time, in its absolute discretion, select which Eligible Grantees shall be awarded Restricted Stock or Restricted Stock Units, and determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock or Restricted Stock Units, consistent with this Plan.

(b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock or Restricted Stock Units, including any consideration required by applicable law. Awards of Restricted Stock or Restricted Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by services already rendered). The Committee shall instruct the Secretary of the Company to issue such Restricted Stock or Restricted Stock Units, and may impose such conditions on the issuance of such Restricted Stock or Restricted Stock Units, as it deems appropriate.

6.2 Restricted Stock Agreement. Restricted Stock and Restricted Stock Unit grants shall be issued only pursuant to a written Award Agreement, which shall be executed by the Grantee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

6.3 Rights as Stockholders. Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.5, the Grantee of a Restricted Stock Award shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions set forth in the applicable Award Agreement and any applicable stockholder agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to shares of Common Stock shall be subject to the restrictions set forth in Section 6.4.

6.4 Restriction. All shares of Restricted Stock and Restricted Stock Units issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of applicable Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by a resolution adopted after the Restricted Stock or Restricted Stock Unit is granted, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the applicable Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the applicable Award Agreement with respect to the Restricted Stock evidenced by such certificate expire or shall have been removed.

6.6 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under applicable Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”) in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

7.2 Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined; provided, that, such exercise price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date such SAR is granted. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

7.3 Treatment of Dividend Rights. No SAR shall include a right to dividends between the date of grant and date of exercise in the absence of a separate agreement.

7.4 Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement which may be cash or shares of Common Stock, method by or forms in which shares of Common Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

ARTICLE VIII

PERFORMANCE AND ANNUAL INCENTIVE AWARDS

8.1 Performance Conditions. The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other performance measures as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Section 162(m). If and to the extent required under Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Section 162(m) shall be exercised by the Committee and not the Board. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Grantees who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Grantees and a maximum for any one Grantee.

8.2 Performance or Annual Incentive Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8.2.

(a) Performance Goals Generally. The Performance Goals for Performance Awards or Annual Incentive Awards shall consist of one or more Performance Measures and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8.2. Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain.” The Committee may determine that Performance Awards or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards or Annual Incentive Awards. Performance Goals may differ for Performance Awards or Annual Incentive Awards granted to any one Grantee or to different Grantees.

(b) Timing For Establishing Performance Goals. Performance Goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

(c) Performance or Annual Incentive Award Pool. The Committee may establish a Performance Award or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards or Annual Incentive Awards.

(d) Settlement of Performance or Annual Incentive Awards; Other Terms. Settlement of such Performance Awards or Annual Incentive Awards shall be in cash, shares of Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards or Annual Incentive Awards. The Committee shall specify the circumstances in which Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of the Grantee’s Termination of Employment prior to the end of a performance period or settlement of the Performance or Annual Incentive Awards.

8.3 Written Determinations. All determinations by the Committee as to the establishment of Performance Goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of Performance Goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m). To the extent required to comply with Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

8.4 Status of Awards Under Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of section 162(m). Accordingly, the terms of Section 8.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m). The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any Award Agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE IX

PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding between the Grantee and the Company or any Affiliate that modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

ARTICLE X

UNRESTRICTED AND DEFERRED STOCK, DIVIDEND EQUIVALENT RIGHTS, OR OTHER AWARDS

10.1 Dividend Equivalents. Any Eligible Grantee selected by the Committee may be granted Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalent Rights credited to the holder of a Dividend Equivalent Right may be paid currently, may be accrued and paid at a later date subject to completion of a vesting condition or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at the Fair Market Value of a share of Common Stock on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Common Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

10.2 Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Common Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

10.3 Deferred Stock. Any Eligible Grantee selected by the Committee may be granted an Award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee. Common Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

10.4 Other Stock Based Awards. The Committee shall have the right to grant such Awards based upon the Common Stock having terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of warrants to purchase Common Stock.

10.5 Form of Agreement. Each Award granted pursuant to this Article X shall be evidenced by an Award Agreement, which shall be executed by the Grantee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan, including the term of the Award and payment on exercise and vesting.

ARTICLE XI

ADMINISTRATION

11.1 Compensation Committee. The Compensation Committee (or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist of two (2) or more Directors appointed by and holding office at the pleasure of the Board. To the extent applicable, the members of the Committee shall each be an “outside director” as defined under Section 162(m). Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

To the extent applicable, during the period any Independent Director is serving on the Committee, he or she shall not (i) be an officer of the Company or a parent or Subsidiary of the Company, or otherwise currently employed by the Company or a parent or Subsidiary of the Company; (ii) receive compensation, either directly or indirectly, from the Company or a parent or Subsidiary of the Company for services rendered as a consultant or in any capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the Exchange Act; (iii) possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a); and (iv) be engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b). The requirements of this subsection are intended to comply with Rule 16b-3 under Section 16 of the Exchange Act or any successor rule or regulation, and shall be interpreted and construed in a manner which assures compliance with said Rule. To the extent said Rule 16b-3 is modified to reduce or increase the restrictions on who may serve on the Committee, the Plan shall be deemed modified in a similar manner.

11.2 Duties and Powers of Committee. The Committee shall be responsible for the administration of the Plan. The Committee shall select the Grantees to receive Awards and determine the terms and conditions of such Awards. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Grantees who are not Reporting Persons or Covered

Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Grantees and a maximum for any one Grantee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any Awards need not be the same with respect to each Grantee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. In this regard, to the extent that the guidelines pursuant to Section 162(m) are applicable, not only will the Committee consist solely of two or more outside directors but the Committee shall be required to certify that any Performance Goals and/or other material terms associated with any Award have been satisfied prior to the payment of any Award pursuant to Article VIII.

11.3 Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

11.4 Expense Reimbursement; Professional Assistance; Good Faith Actions. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Grantees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Award under this Plan and the Committee and the Board shall be fully protected and indemnified by the Company in respect of any such action, determination or interpretation.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Not Transferable. Except as otherwise provided in an Award Agreement, Awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest nor shall it be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 12.1 shall not prevent (1) transfers by will or by the applicable laws of descent and distribution, or (2) the designation of a beneficiary to exercise any Option or other right or award (or any portion thereof) granted under the Plan after the Grantee’s death.

During the lifetime of the Grantee, only the Grantee may exercise an Option or other Award (or any portion thereof) granted under the Plan. After the death of the Grantee, any exercisable portion of an Option or other Award may, subject to the terms of such Option or other Award, be exercised by the Grantee’s personal representative or by any person empowered to do so under a beneficiary designation, under a will or under the then applicable laws of descent and distribution.

12.2 Amendment, Suspension or Termination of this Plan. This Plan shall terminate on the tenth anniversary of the Board’s adoption of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 12.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, increase the per-Grantee limitations in Section 2.3 or change the class of employee entitled to participate in the Plan, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder, alter or impair any rights or obligations under any Award granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the Plan is last approved by the Company’s stockholders under Section 12.3.

12.3 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this Plan. Options, Performance Awards, Dividend Equivalent Rights, Stock Payments or other Awards may be granted and Restricted Stock, Restricted Stock Units, or Deferred Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Dividend Equivalent Rights, Stock Payments or other awards shall not be exercisable and such Restricted Stock, Restricted Stock Units, or Deferred Stock shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Options, Performance Awards, Dividend Equivalent Rights, Stock Payments or other awards previously granted and all Restricted Stock, Restricted Stock Units, or Deferred Stock previously awarded under this Plan shall thereupon be canceled and become null and void.

12.4 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any Award granted or awarded, to an Employee or Director who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of this Plan, any Option or other Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) (including any amendments to Section 162(m)) or any Treasury regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

12.5 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Neither Awards made under this Plan nor shares of Common Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Grantee under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Grantee’s benefit. Nothing in this Plan shall be construed to limit the right of the Company (1) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary or (2) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

12.6 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under such Awards made hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements and the requirements of the Code) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards made hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

12.8 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

12.9 Change in Control. Notwithstanding any other provision of the Plan, and the provisions of any particular Award Agreement, in the event of any Change in Control (as defined below) of the Company, and in anticipation thereof if required by the circumstances, the Board, in its sole discretion (and in addition to or in lieu of any actions permitted to be taken by the Company under the terms of any particular Award Agreement), may, on either an overall or a Grantee by Grantee basis, (i) accelerate the exercisability, prior to the effective date of such Change in Control, of any outstanding Options and SARs (and terminate the restrictions applicable to Restricted Stock Units and any shares of Restricted Stock), (ii) upon written notice, provide that any outstanding Options and SARs must be exercised, to the extent then exercisable, within a specified number of days after the date of such notice, at the end of which period such Options shall terminate, (iii) if there is a surviving or acquiring entity, and subject to the consummation of such Change in Control, cause that entity or a Subsidiary of that entity to grant replacement awards having such terms and conditions as the Board determines to be appropriate in its sole discretion, upon which replacement the replaced Awards shall be terminated or cancelled, as the case may be, (iv) terminate any outstanding Awards and make such payments, if any, therefor (or cause the surviving or acquiring entity to make such payments, if any, therefor) as the Board determines to be appropriate in its sole discretion (including, without limitation, with respect to only the then exercisable portion of such Options and SARs based on the Fair Market Value of the underlying shares of Common Stock as determined by the Board in good faith), upon which termination such Options and SARs shall immediately cease to have any further force or effect, (v) repurchase (or cause the surviving or acquiring entity to purchase) any shares of Restricted Stock for such amounts, if any, as the Board determines to be appropriate in its sole discretion (including, without limitation, an amount with respect to only the vested portion of such shares (i.e., the portion that is not then subject to forfeiture or repurchase at a price less than their value), based on the Fair Market Value of such vested portion as determined by the Board in good faith), upon which purchase the holder of such shares shall surrender such shares to the purchaser, or (vi) take any combination (or none) of the foregoing actions. A “Change in Control” shall mean and include any of the following:

(a) consummation of a merger or consolidation of the Company with or into any other corporation or other entity in which holders of the Company’s voting securities immediately prior to such merger or consolidation will not, directly or indirectly, continue to hold at least a majority of the outstanding voting securities of the Company;

(b) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s assets;

(c) the acquisition by any person or any group of persons, acting together in any transaction or related series of transactions, of such quantity of the Company’s voting securities as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the voting securities of the Company other than as a result of (i) an acquisition of securities directly from the Company or (ii) an acquisition of securities by the Company which by reducing the voting securities outstanding increases the proportionate voting power represented by the voting securities owned by any such person or group of persons to 50% or more of the combined voting power of such voting securities; or

(d) a change in the composition of the Board within a two (2) year period such that a majority of the members of the Board are not Continuing Directors; or

(e) the liquidation or dissolution of the Company.

12.10 Withholding. Requirements and Arrangements.

(a) Options and SARs. In the case of any Option or SAR, the Committee may require the Grantee to remit to the Company an amount sufficient to satisfy the federal, state and local withholding and employment tax obligations of the Company with respect to the exercise of such Option (or make other arrangements satisfactory to the Committee with regard to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of shares of Common Stock having a Fair Market Value on the date of delivery sufficient to satisfy such minimum statutory obligations) prior to the delivery of any shares in respect of such Option or SAR.

(b) Restricted Stock. In the case of any shares of Restricted Stock that are “substantially vested” (within the meaning of Treasury Regulations Section 1.83-3(b)) upon issuance, the Committee may require the Grantee to remit to the Company an amount sufficient to satisfy the federal, state or local withholding and employment tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of shares of Common Stock having a Fair Market Value on the date of delivery sufficient to satisfy such minimum statutory obligations) prior to the issuance of any such shares. In the case of any shares of Restricted Stock that are not “substantially vested” upon issuance, if the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to such shares of Common Stock, the Committee may require the Grantee to remit to the Company an amount sufficient to satisfy any such potential liability (or make other arrangements satisfactory to the Company with respect to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of shares of Common Stock having a Fair Market Value on the date of delivery sufficient to satisfy such obligations) at the time such shares of Restricted Stock are delivered to the Grantee, at the time the Grantee makes an election under Section 83(b) of the Code with respect to such shares of Restricted Stock and/or at the time such shares become “substantially vested,” and to agree to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

(c) Other Awards. In the case of payment, whether in cash or shares of Common Stock, under any Award not specified in paragraphs (a) and (b) above, the Committee may require the Grantee to remit to the Company an amount sufficient to satisfy the federal, state and local withholding and employment tax obligations of the Company with respect to such payments (or make other arrangements satisfactory to the Committee with regard to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of shares of Common Stock having a Fair Market Value on the date of delivery sufficient to satisfy such minimum statutory obligations) prior to the delivery of any cash or shares of Common Stock in respect of such Award, if any.

(d) Retention of Shares. With respect to any Grantee subject to Section 16(a) of the Exchange Act, any retention of shares of Common Stock by the Company to satisfy a tax obligation with respect to such Grantee shall be made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under the Exchange Act.

(e) Offset Against Payments. The Company may, to the extent permitted by law, deduct any tax obligations of a Grantee from any payment of any kind otherwise due to the Grantee hereunder.

12.11 Adjustments. Upon the happening of any of the following described events, a Grantee’s rights with respect to Awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement:

(a) Stock Splits and Recapitalizations. In the event the Company issues any of its shares of Common Stock as a stock dividend upon or with respect to the shares, or in the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares, or if, upon a merger or consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, shares of Common Stock shall be exchanged for other securities of the Company, securities of another entity, cash or other property, each Grantee upon exercising an Option (for the purchase price to be paid under the Option) shall be entitled to purchase such number of shares, other securities of the Company, securities of such other entity, cash or other property as the Grantee would have received if the Grantee had been the holder of the shares with respect to which the award is exercised at all times between the grant date of the Award and the date of its exercise, and appropriate adjustments shall be made in the purchase price per share. In determining whether any Award granted hereunder has vested, appropriate adjustments will be made for distributions and transactions described in this Section 12.11(a). The Committee shall adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, including adjustments of the limitations in Sections 2.1 and 2.3 on the maximum number and kind of shares which may be issued. Where an adjustment of the type described above is made to an Incentive Stock Option under this Section 12.11, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code.

(b) Restricted Stock. If any person owning Restricted Stock receives new or additional or different shares or securities (“New Securities”) in connection with a corporate transaction or stock dividend described in Section 12.11(a) as a result of owning such Restricted Stock, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued. Notwithstanding the foregoing, any adjustment under this Section 12.11(b) shall not be permitted to the extent that the individual award or this Plan, in general, would constitute deferred compensation subject to Section 409A of the Code unless the Award Agreement sets forth the terms and conditions necessary to comply with the requirements of Section 409A of the Code.

(c) Fractional Shares. No fractional shares of Common Stock shall be issued under the Plan. Any fractional shares of Common Stock which, but for this Section 12.11(c), would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Grantee shall receive from the Company cash in lieu of such fractional shares of Common Stock.

(d) Further Adjustment. Upon the happening of any of the events described in Sections 12.11(a) or 12.11(b), the class and aggregate number of shares set forth in Section 2.1 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan, and the number of shares set forth in Section 2.3 hereof that may be granted to a Grantee in any year shall be appropriately adjusted to reflect the events described in such Sections.

(e) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant awards under the Plan in substitution for stock and stock based awards issued by such entity or a subsidiary thereof, as long as such substitute awards will not constitute a deferral of compensation under Section 409A of the Code. Notwithstanding the foregoing, to the extent that the Committee determines that any such substitute award shall constitute a deferral of compensation under Section 409A of the Code, such award shall be accompanied with a written award agreement which shall set forth the terms and conditions required to comply with the requirements of Section 409A of the Code. The substitute awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The awards so granted shall not reduce the number of shares that would otherwise be available for awards under the Plan. Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right, subject to applicable statutory and regulatory guidance, including but not limited to Section 409A of the Code, to terminate this Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

12.12 Other Transfer Restrictions. Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and any successor provision, (i) any Restricted Stock offered under the Plan to a Grantee subject to Section 16 of the Exchange Act (a “Section 16 Grantee”) may not be sold for six (6) months after acquisition and (ii) any Option or other similar right related to an equity security issued under the Plan shall not be transferable except in accordance with the rules under Section 16 of the Exchange Act, subject to any other applicable transfer restrictions under the Plan or the Award Agreement. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify a transaction under the Plan from the exemption provided by Rule 16b-3 under the Act, or any successor provision.

12.13 Certain Indebtedness to the Company. No Option or other Award may be exercised at any time after the Committee has determined, in good faith, that the Grantee is indebted to the Company or any Subsidiary for advances of salary, advances of expenses, recoverable draws or other amounts unless and until either (a) such indebtedness is satisfied in full or (b) such condition is waived by the Committee. The period during which any Option or other Award may by its terms be exercised shall not be extended during any period in which the Grantee is prohibited from such exercise by the preceding sentence, and the Company shall have no liability to any Grantee, or to any other party, if any Option or other Award expires unexercised in whole or in part during such period or if any Option that is intended to be an Incentive Stock Option is deemed to be an Non-Qualified Option because such Option is not exercised within three (3) months after the Grantee’s Termination of Employment with the Company or a Subsidiary.

12.14 Foreign Nationals. Awards may be made to Grantees who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

12.15 No Right to Employment. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

12.16 Authorization of Sub Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Grantees within the affected jurisdiction, and the Company shall not be required to provide copies of any supplement to Grantees in any jurisdiction which is not the subject of such supplement.

12.17 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.18 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

12.19 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares of Common Stock may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

12.20 Unfunded Plan. Grantees shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Grantee, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

12.21 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

12.22 Special Provisions Relating to Section 409A of the Code. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Section 409A of the Code and therefore, each Award is intended to be exempt from the requirements applicable to deferred compensation under Section 409A of the Code and the regulations thereunder.

(a) Awards that are not intended to constitute deferred compensation. With respect to an Award that is not intended to constitute deferred compensation within the meaning of Section 409A of the Code, (i) to the extent necessary and permitted under Section 409A of the Code, the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, remains exempt from the requirements applicable to deferred compensation under Section 409A of the Code and (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to be treated as deferred compensation within the meaning of Section 409A of the Code. The Committee, in its sole discretion, shall determine to what extent, if any, this

Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Grantees.

(b) Awards that constitute deferred compensation. With respect to an Award that constitutes deferred compensation within the meaning of Section 409A by form or operation (including, but not limited to, an Award referenced under paragraph (a) above that the Committee determines is a form of deferred compensation), (i) to the extent necessary the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, complies with the requirements applicable to deferred compensation under Section 409A of the Code and (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to no longer comply with the requirements applicable to deferred compensation under Section 409A of the Code. The Committee, in its sole discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Grantees.

* * *

Adopted by the Board of Directors on November 16, 2006 and approved by the Company’s stockholders on December 13, 2006.

Amended and Restated by the Compensation Committee of the Board of Directors on June 30, 2008 and approved by the Company’s stockholders on January     , 2009.

NEWSTAR FINANCIAL, INC.

Proxy Solicited on Behalf of the Board of Directors for the Special Meeting on January [•], 2009.

The undersigned stockholder of NewStar Financial, Inc. (“NewStar”), hereby appoints Timothy J. Conway and John K. Bray, or either of them, with full power of substitution, to be the attorneys and proxies of the undersigned at the Special Meeting of Stockholders of NewStar to be held at 10:00 a.m. on January [•], 2009 at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts, or at any adjournment thereof, on the proposal contained in the Notice of the Special Meeting of Stockholders, with all powers the undersigned would possess if personally present at said meeting, or at the postponement or adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

(Continued, and to be signed on reverse side)

ADDRESS CHANGE / COMMENTS
NEWSTAR FINANCIAL, INC. P.O. BOX 11455 NEW YORK, N.Y. 10203-0455
____________________________________
____________________________________
____________________________________

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWSTAR FINANCIAL, INC.

Vote on Proposal				For	Against	Abstain

1. To approve the 2006 Incentive Plan, as amended and restated.				☐	☐	☐

NOTE:

Please complete, date and sign exactly as name(s) appear(s) on this proxy card and return the proxy card promptly using the enclosed envelope. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such, and affix corporate seal. If signer is a partnership, please sign in partnership name by authorized person.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date